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                                                                   EXHIBIT 10.34

CONFIDENTIAL AND PROPRIETARY

                                                                           LONZA

                                  MANUFACTURING

                               SERVICES AGREEMENT

                                     BETWEEN

                               LONZA BIOLOGICS PLC

                                       AND

                          TRUBION PHARMACEUTICALS INC.

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CONFIDENTIAL AND PROPRIETARY

                        MANUFACTURING SERVICES AGREEMENT

THIS MANUFACTURING SERVICES AGREEMENT ("Agreement") is made effective as of November 21, 2005, between Trubion Pharmaceuticals, Inc., a Delaware corporation ("Trubion"), and Lonza Biologics, Inc. a Delaware corporation ("Lonza").

                                   BACKGROUND

Trubion is engaged in discovering, developing and commercializing novel therapeutic products, including a proprietary Small Modular ImmunoPharmaceutical (SMIP(TM)) known as TRU-015.

Lonza has the experience and expertise necessary to perform the manufacturing and related services needed to manufacture this product for Trubion. Lonza's affiliate, Lonza Biologics plc, previously manufactured this product for Trubion pursuant to the January 2004 Agreement (defined below), and, pursuant to the fifth amendment to the January 2004 Agreement, Lonza, as a subcontractor to Lonza Biologics plc, assisted Lonza Biologics plc in manufacturing this product for Trubion.

Trubion desires to enter into an agreement with Lonza for the manufacturing and related services needed to manufacture this product for use in clinical trials and, upon regulatory approval, for commercial use, and Lonza is willing and able to perform such services, on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

NOW, THEREFORE, the Parties agree as follows:

                             SECTION 1. DEFINITIONS

The following terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement.

     1.1 "Acceptance Date" has the meaning given in Section 4.4.

     1.2 "Acquisition Cost" means the actual invoiced price paid by a Party to any Third Party for acquiring any materials or components used in the Services performed hereunder, including, but not limited to, handling costs, and shipping costs, duties and associated fees incurred and paid by such Party in connection with the acquisition of such materials or components.

     1.3 "Additional Runs" has the meaning given in Section 4.1.

     1.4 "Affiliate" means any corporation or business entity of which a Party owns directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock, or any corporation which a Party directly or indirectly controls, or any parent corporation

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that owns, directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock of a Party or directly or indirectly controls a Party.

     1.5 "Assigned Inventions" has the meaning given in Section 13.1(b).

     1.6 "August 2003 Agreement" means that certain development and manufacturing agreement dated August 12, 2003, between Trubion and LB PLC, as amended.

     1.7 "Batch" or "Lot" means the quantity of Bulk Drug produced from a single Run.

     1.8 "Batch Records" means the manufacturing documentation which consists of the master manufacturing formula, exception documentation, deviations/discrepancies and additional documentation which have been processed as part of the production record of the related Batch.

     1.9 "BLA" means the biologics license application filed or to be filed by Trubion with the FDA for the Product, or any successor filing thereto, and any supplements or amendments thereto.

     1.10 "Bulk Drug" means the bulk form of the Product which has been manufactured by Lonza pursuant to this Agreement.

     1.11 "Bulk Drug Specifications" means the qualitative, quantitative, functional and analytical specifications (including in-process specifications) developed by or on behalf of Trubion that describe testing methods and acceptance criteria for Bulk Drug and in-process Bulk Drug, as such specifications may be amended from time to time by the Parties in accordance with Section 6.2, including without limitation such amendments as may be required to obtain or maintain approval from the FDA, EMEA, and other regulatory authorities. A copy of the Bulk Drug Specifications, current as of the Effective Date, is attached as Exhibit E. Bulk Drug Specifications are a type of Specifications.

     1.12 "Business Coordinators" has the meaning given in Section 2.2(a).

     1.13 "Cancellation Fee" has the meaning given in Section 4.2(b).

     1.14 "cGMP" means the regulatory requirements for current good manufacturing practices and general biologics products standards as promulgated by the FDA under the FD&C Act, 21 C.F.R. Section 210 et seq. and under the PHS Act, 21 C.F.R. Sections 600-610, and, as the context requires, the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC, or the other applicable regulatory guidance documents (including without limitation FDA's Guidance for Industry Q7A Good Manufacturing Practice Guide For Active Pharmaceutical Ingredients, and, as the context requires, Annex 18 to the European Union's Guide to Good Manufacturing Practices) and current industry practices promulgated by other regulatory authorities, as the same may be amended from time to time.

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     1.15 "Cell Line" means the proprietary cell line which expresses the
Product, ***.

     1.16 "Certificate of Analysis" means, for each Batch, a document prepared by Lonza: (a) listing tests performed by Lonza or its permitted Subcontractors, specifications, test date(s), and test results, and certifying the accuracy of the foregoing; and (b) referring to the related Certificate of Compliance prepared by Lonza. The Parties shall from time to time agree upon a format or formats for the Certificate of Analysis to be used under this Agreement.

     1.17 "Certificate of Compliance" means, for each Batch, a document prepared by Lonza: (a) listing the manufacturing date, unique Batch number, and quantity of Bulk Drug in such Batch, and (b) certifying that such Batch was manufactured in accordance with the related Bulk Drug Specifications (including without limitation in-process specifications) and cGMP. The Parties shall from time to time agree upon a format or formats for the Certificate of Compliance to be used under this Agreement. The Certificate of Compliance will not be a separate document; it will be included within the Certificate of Analysis.

     1.18 "Confidential Information" means Trubion Confidential Information or Lonza Confidential Information, as the context requires.

     1.19 "Critical Raw Materials" has the meaning given in Section 6.2(b)(2).

     1.20 "Delivery Date" means a date for delivery of Bulk Drug and refers to the delivery date that is set forth in a Delivery Schedule, as more particularly described in Section 4.2.

     1.21 "Delivery Schedule" has the meaning given in Section 4.2(a).

     1.22 "Effective Date" means November 21, 2005, which is the effective date of this Agreement.

     1.23 "EMEA" means the European Medicines Evaluation Agency, or any successor agency.

     1.24 "FD&C Act" means the United States Federal Food, Drug and Cosmetic Act, as the same may be amended from time to time.

     1.25 "FDA" means the United States Food and Drug Administration, or any successor agency.

     1.26 "Firm Order" means a binding order for Bulk Drug, as further described in Section 4.2(a) below.

     1.27 "Force Majeure Event" has the meaning given in Section 19.1.

     1.28 "Indemnitee" has the meaning given in Section 15.3(a).

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     1.29 "Indemnitor" has the meaning given in Section 15.3(a).

     1.30 "January 2004 Agreement" means and refers to that certain development and manufacturing services agreement dated January 8, 2004, between LB PLC and Trubion, as amended.

     1.31 "LB PLC" means Lonza Biologics plc, the registered office of which is at 228 Bath Road, Slough, Berkshire SL1 4DX, England. LB PLC is an Affiliate of Lonza.

     1.32 "Legal Requirements" means all laws, rules, regulations, ordinances, guidance, guidelines, and standards of any international, national, state, or local governmental authority which are applicable to the circumstances in which the term "Legal Requirements" is used herein, including without limitation (a) cGMP, (b) the regulations and regulatory guidance promulgated by the FDA, and
(c) all laws and regulations requiring permits, licenses, filings or certifications with respect to Lonza, the Lonza Facility, or the manufacture of Bulk Drug or performance of other Services pursuant to this Agreement.

     1.33 "Lonza Confidential Information" means all technical and other information, whether patented or unpatented, contained in or relating to Lonza IP Rights, the Lonza Facility, the Lonza Improvements, the Lonza Process and/or Lonza processes, methods, operations, technologies, forecasts and business information (a) that is disclosed or supplied to Trubion or used on behalf of Trubion by Lonza pursuant to this Agreement (or which were disclosed or supplied to or used on behalf of Trubion by Lonza or LB PLC or any other Lonza Affiliate pursuant to the August 2003 Agreement or the January 2004 Agreement), in writing, orally, or by inspection or observation, or (b) which Trubion or a Trubion Affiliate or Trubion subcontractor obtains under this Agreement, or (c) of which Trubion may become aware of through the presence of its employees or agents at Lonza offices or at the Lonza Facility, and all of the foregoing includes, without limitation, proprietary information, industrial information, trade secrets, know-how, research, experimental methods and results, product plans, products, services, customer lists, development plans, inventions, processes, concepts, formulas, technology, ideas, designs, drawings, marketing, finances, and other business and scientific plans and information and facility layout and schematics.

     1.34 "Lonza Facility" or "Facility" means (a) Lonza's facility in Portsmouth, New Hampshire, at which Lonza performs the Services hereunder (the "Original Portsmouth Facility"), or (b) such other facility or facilities of Lonza at which the Product is manufactured and the Services are performed, as the context requires, provided, however, that Lonza's manufacture of the Product and performance of Services may not be transferred from the Original Portsmouth Facility to any other Lonza Facility or from one Facility to another Facility without the prior written approval of Trubion in each case.

     1.35 "Lonza Improvements" has the meaning given in Section 13.1(a).

     1.36 "Lonza IP Rights" has the meaning given in Section 13.3.

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     1.37 "Lonza Process" means Lonza's pre-existing proprietary manufacturing process for proteins that Lonza used to manufacture Bulk Drug under the January 2004 Agreement and that Lonza intends to use to manufacture Bulk Drug under this Agreement, as such process may be improved, changed or modified from time to time in accordance with the terms of this Agreement. The Lonza Process is a part of the Manufacturing Process.

     1.38 "Lot" has the same meaning as "Batch."

     1.39 "Manufacturing Documentation" means all documents and records describing or otherwise related to the Manufacturing Process or any part of the Manufacturing Process, including, without limitation, documents and records consisting of or containing, Batch Records, and other related documentation, data and analytical records, including without limitation deviations, discrepancies, out-of-specifications, failures, investigations, batch-specific environmental monitoring data, and process trend and variability data

     1.40 "Manufacturing Process" or "Process" means the production process for the manufacture of the Bulk Drug from a Cell Line pursuant to this Agreement, as such process may be improved, changed or modified from time to time in accordance with this Agreement. The Manufacturing Process is composed of the Lonza Process and Trubion Process.

     1.41 "Master Cell Bank" means Trubion's reference deposit or collection of vials from the related Cell Line, and refers, as the context requires, to (a) *** master cell bank constructed by *** January 2004 Agreement *** the related Working Cell Bank, *** establish seed cultures of the Cell Line to initiate the Manufacturing Process ***.

     1.42 "Minimum Runs" has the meaning given in Section 4.1(a).

     1.43 "Non-Conforming Bulk Drug" means Bulk Drug that fails to conform to the warranties set forth in Section 6.1(a) hereof.

     1.44 "Party" or "Parties" means Lonza and/or Trubion, as the context requires.

     1.45 "Permits" means any and all licenses, franchises, permits, easements, rights, consents, orders, approvals and other authorizations of or issued by any applicable governmental entity.

     1.46 "PHS Act" means the Public Health Service Act, Biological Products, as amended, and regulations promulgated thereunder from time to time.

     1.47 "Price" means the price for Lonza to perform Services hereunder, as described with more particularity in Section 5.1 and Schedule 3. The term Price includes Product Price.

     1.48 "Product" means the proprietary Small Modular ImmunoPharmaceutical (SMIP(TM)) known as TRU-015, as more particularly described in Schedule 1 to this Agreement, including any derivatives and improvements thereof; and, when the context

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requires, the term "Product" also means and refers to any and all tangible forms of the Product which are manufactured under this Agreement using the Process, including without limitation all in-process intermediates, samples, derivatives, and improvements thereof.

     1.49 "Product Price" means the price for Lonza to manufacture and supply Bulk Drug hereunder, as described with more particularity in Section 5.1(a) and
Schedule 3. Product Price is a type of Price.

     1.50 "Quality Agreement" means the quality agreement between the Parties of even date herewith which refers to this Agreement, a copy of which is attached to this Agreement as Exhibit A.

     1.51 "Records" has the meaning given in Section 5.3.

     1.52 "Run" means a single fermentation start of the Manufacturing Process
***.

     1.53 "Services" means the manufacturing services and other services to be performed by Lonza under this Agreement, as more particularly described in the main body of this Agreement and in Schedule 2 to this Agreement.

     1.54 "Specifications" means the Bulk Drug Specifications, and/or any specifications for materials or components of Bulk Drug, as the context requires, as such specifications may be amended from time to time by Trubion, including without limitation such amendments as may be required to obtain or maintain approval from the FDA, EMEA, and other regulatory authorities.

     1.55 "Subcontractors" has the meaning given in Section 3.1(b).

     1.56 "Technical Coordinators" has the meaning given in Section 2.2(a).

     1.57 "Term" has the meaning given in Section 18.1.

     1.58 "Third Party" means any party other than Lonza, Trubion and their respective Affiliates.

     1.59 "Third Party Vendors" has the meaning given in Section 6.2(b)(1).

     1.60 "Trubion Confidential Information" means the Cell Lines, Master Cell Banks, Working Cell Banks, Trubion Materials, Manufacturing Documentation (excluding any Lonza Confidential Information contained therein), Trubion Process, and Product, and all technical and other information, whether patented or unpatented, contained in or relating thereto and/or in or to Trubion IP Rights, Assigned Inventions, or Trubion processes, methods, operations, technologies, forecasts, business, research and development information, (a) that is disclosed or supplied to Lonza or a Lonza Affiliate or Subcontractor by or on behalf of Trubion pursuant to this Agreement (or which was disclosed or supplied to Lonza or LB PLC or any other Lonza Affiliate or Subcontractor by or on behalf of Trubion

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pursuant to the August 2003 Agreement or the January 2004 Agreement), in
writing, orally, or by inspection or observation, or (b) which Lonza or a Lonza Affiliate or Subcontractor obtains under this Agreement, or (c) of which Lonza may become aware of through the presence of its employees or agents at Trubion offices or facilities or at other facilities that are involved in the manufacture of the Product, and all of the foregoing includes, without limitation, proprietary information, industrial information, trade secrets, know-how, research, experimental methods and results, product plans, products, services, customer lists, development plans, inventions, processes, concepts, formulas, technology, ideas, designs, drawings, marketing, finances, and other business and scientific plans and information and facility layout and schematics.

     1.61 "Trubion IP Rights" has the meaning given in Section 13.2.

     1.62 "Trubion Materials" has the meaning given in Section 12.1.

     1.63 "Trubion Process" means that portion of the Manufacturing Process not composed of or included within the Lonza Process, and refers to Trubion's proprietary manufacturing process for the manufacture of the Bulk Drug (which includes without limitation the "Customer Process" as defined in the January 2004 Agreement), as such process may be improved, changed or modified from time to time in accordance with the terms of this Agreement.

     1.64 "Working Cell Bank" means a vialed collection of serially subcultivated cells generated by or on behalf of Trubion that is derived from the *** and/or the ***, as the context requires. The Working Cell Bank is used to establish seed cultures of the related Cell Line to initiate the Manufacturing Process.

                       SECTION 2. GOOD FAITH; COORDINATORS

2.1 Good Faith Cooperation. Trubion shall (a) cooperate with Lonza to facilitate its performance of Services hereunder, (b) deal honestly and in good faith with Lonza, and (c) disclose any material information necessary for Lonza to perform Services hereunder in a timely fashion, subject to the terms set forth herein. Lonza shall, and shall cause its permitted Subcontractors to: (d) cooperate and deal honestly and in good faith with Trubion with regard to all matters hereunder, and (e) disclose any material information necessary for Trubion to receive the full benefit of Lonza's Services, subject to the terms set forth herein.

2.2 Coordinators.

     (a) Coordinators. Trubion and Lonza shall each appoint an authorized business representative and a backup business representative ("Business Coordinators"). In addition, Trubion and Lonza shall each appoint an authorized technical representative and a backup technical representative ("Technical Coordinators"). The initial Business Coordinators and Technical Coordinators are listed on Exhibit B. Each Party may replace its respective Business Coordinators and Technical Coordinators at any time and from time to time for any reason by providing written notice thereof to the other Party.

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     (b) Responsibility of Coordinators. The Business Coordinators shall be responsible for communications, other than legal notices, between the Parties related to forecasts, Firm Orders and deliveries of Bulk Drug hereunder, and other matters related thereto. The Technical Coordinators shall be responsible for communications, other than legal notices, between the Parties in matters of manufacturing, project management, and compliance with respect to Bulk Drug and other matters related thereto.

     (c) Communications. Unless otherwise agreed by the Parties, the Business Coordinators and the Technical Coordinators will meet semi-annually in person or via teleconference to review matters arising under this Agreement. In addition, both the Business Coordinators and the Technical Coordinators will be available on a regular basis for consultation at other pre-arranged times during the course of the Term. Additional modes or methods of communication and decision making may be implemented as set forth herein and as agreed upon by the Parties from time to time.

          SECTION 3. SUPPLY OF DRUG PRODUCT AND PERFORMANCE OF SERVICES

3.1 Supply of Bulk Drug and Performance of Services; Subcontractors.

     (a) Supply of Bulk Drug and Performance of Services. Lonza shall, and shall cause all permitted Subcontractors to, perform all Services provided under this Agreement, including without limitation the manufacture of Bulk Drug: (a) in a professional manner and in accordance with high standards of care and diligence consistent with industry practices, (b) in compliance with the terms and conditions of this Agreement, including without limitation the related exhibits and schedules attached hereto, (c) in compliance with all applicable Legal Requirements, (d) in compliance with standard operating procedures, and with protocols agreed upon by Trubion and Lonza from time to time, (e) in compliance with all reasonable direction and requests of Trubion, and (f) in an efficient manner using its best efforts to meet the related schedule(s) and objective(s), including without limitation the target yields for the Runs. In particular, Lonza agrees to manufacture Bulk Drug in conformity with the Specifications applicable thereto (including without limitation in-process specifications) and in compliance with cGMP and all other applicable Legal Requirements, and to deliver Bulk Drug in accordance with the schedule related thereto. In the event of a conflict between or among any of the standards set forth in this Section 3.1(a), Lonza shall be required to comply with the most stringent standard.

     (b) Subcontractors. Lonza shall not subcontract to its Affiliates or to Third Parties (in such capacity, "Subcontractors") any Services that Lonza is obligated to perform under this Agreement without, in each case, Trubion's prior written approval, in its sole discretion. If Lonza proposes use of Subcontractors for particular Services, Trubion may require access to such Subcontractors for audit purposes. If Trubion preapproves a Subcontractor in writing, (1) Lonza shall cause such Subcontractor to be subject to the terms of this Agreement and Lonza shall enter into an agreement with such Subcontractor that contains confidentiality and non-use terms at least as strict as those set forth in Section 16 of this Agreement, as well as any other terms necessary to ensure that Lonza meets its obligations under this Agreement,

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and (2) no such subcontracting by Lonza shall relieve Lonza of and Lonza shall remain primarily liable for its obligations under this Agreement.

3.2 Raw Materials. Except for the Cell Lines, *** which have been and shall continue to be supplied by or on behalf of Trubion to Lonza for use in performing the Services, Lonza shall at its cost and expense purchase all materials and components necessary to perform the Services and provide all necessary personnel, materials, facilities, equipment and other resources required to perform the Services. In particular, Lonza shall procure, maintain and store sufficient amounts of raw materials and components as required for the Runs, including safety stocks, and shall perform testing and evaluation of such materials and components as set forth in the Quality Agreement or agreed upon in writing by the Parties, and the cost and expense for such materials and components and the testing and evaluation of such materials and components shall be deemed included in the Prices shown on Schedule 3 hereto. *** Lonza shall procure, maintain, store and use raw materials and components in a professional manner and in accordance with high standards of care and diligence consistent with industry practices, including ensuring adequate supply and setting proper time schedules, and, in particular, Lonza shall ensure the efficient use of and proper storage and proper cleaning of all resins used to manufacture Bulk Drug. See Section 6.2(b)(2) for provisions regarding "Critical Raw Materials".

3.3 ***.

     (a) Trubion may, at its option, require that Lonza use the *** to initiate the Manufacturing Process. In such case (i) Trubion shall deliver the *** to Lonza in accordance with the terms of Section 12, and (ii) Lonza shall procure, engineer, install, scale-up, test and validate the equipment and systems necessary to conduct the Manufacturing Process ***, perform all required process validation and, when instructed to do so by Trubion, shall use the *** and related Cell Line, *** and related Cell Line, to initiate the Manufacturing Process. Prior to any such procurement, engineering, scaling up, testing and validation of equipment or process, Lonza will provide Trubion with an estimate of the reasonable and necessary expenses that would be incurred by Lonza for such required procurement, engineering, scaling up, testing and validation of equipment or process, and the Parties shall agree on a related budget and work plan. Thereafter, if such procurement, engineering, scaling up, testing and validation of equipment or process is performed, Trubion will reimburse Lonza for the reasonable and necessary expenses as agreed upon in advance and incurred by Lonza as a result of such procurement, engineering, scaling up, testing and validation of equipment or process.

     (b) With respect only to the first Run ***: (i) Lonza agrees to manufacture such first Run in conformity with the target Specifications applicable thereto (including without limitation in-process specifications), with an emphasis on the safety of the Bulk Drug resulting from such first Run for use in human clinical testing and with pass/fail testing for analytical methods relating to safety, and in compliance with cGMP and all other applicable Legal Requirements, and to deliver such first Run Bulk Drug in accordance with the schedule related thereto, and (ii) in the event that the Bulk Drug resulting from such first Run is Non-Conforming Bulk Drug, Lonza shall, notwithstanding anything seemingly to the contrary in Section 8.1(c), have no liability to Trubion for such

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nonconformity under Section 8.1(c) unless it is determined by agreement of the
Parties (or in the absence of such agreement, by a mutually acceptable qualified independent Third Party whose fees shall be paid by the non-prevailing Party) that the nonconformity was caused by the negligence or greater culpability of Lonza. The second and all subsequent Runs ***, and all Runs using ***, shall be subject to the standard terms of Section 8.1 and shall not be subject to the special terms set forth in this Section 3.3(b).

3.4 ***.

              SECTION 4. RUNS; FIRM ORDERS; DELIVERIES; ACCEPTANCE

4.1 Minimum Runs; Additional Runs.

     (a) Lonza shall perform the number of Runs described in Exhibit C (collectively, the "Minimum Runs"), in accordance with the schedule set forth therein or such other schedule as may be agreed to by the Parties. Any runs required by Trubion in addition to the Minimum Runs shall be requested in writing to Lonza. Any such runs (collectively, the "Additional Runs") shall be *** solely determined by Lonza and shall be performed in accordance with a schedule agreed to by the Parties.

     (b) For each of the Minimum Runs, not less than *** prior to the initial estimated out-of-freeze date referred to in Exhibit C for such Run (the "Initial Estimated OOF Date"), Lonza shall, confirm in writing to Trubion the updated estimated out-of-freeze date for such Run ("Updated Estimated OOF Date"), which must be a date that is *** than the Initial Estimated OOF Date for such Run. A similar confirmation procedure shall apply to the Additional Runs, if any.

     (c) If the Updated Estimated OOF Date is *** than the Initial Estimated OOF Date for such Run, then Trubion may, in its discretion, (i) cancel the related Run without penalty, in which case there shall be no Cancellation Fee assessed against Trubion for such cancelled Run, or (ii) proceed with the related Run, in which case the Product Price for the related Run shall be reduced by *** of the Product Price for the related Run.

     (d) If the actual out-of-freeze date is more than *** than the Updated Estimated OOF Date for such Run, then Trubion may, in its discretion, (i) cancel the related Run without penalty, in which case there shall be no Cancellation Fee assessed against Trubion for such cancelled Run, or (ii) proceed with the related Run, in which case the Product Price for the related Run shall be reduced by *** of the Product Price for the related Run.

     (e) The Product Price reductions described in this Section 4.1 are additive; for example, under the appropriate circumstances outlined above, the Product Price may be reduced by *** under Section 4.1(c) and by an additional *** under Section 4.1(d).

4.2 Firm Orders; Delivery Schedule; Cancellation; Cancellation Fees.

     (a) Firm Orders; Delivery Schedule. The Minimum Runs and any Additional Runs shall constitute firm orders (each, a "Firm Order"). The number of Firm Orders shall be binding upon the Parties and, subject to Section 4.2(b) below, cannot be changed except upon

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mutual written consent of the Parties. In connection with each Firm Order, the
Parties shall work together in good faith to determine the related release date, delivery date and shipping schedule and shall establish a written "Delivery Schedule" for the related Run. The delivery date respectively set forth in the Delivery Schedule will be the "Delivery Date" for such Run, unless the Parties agree on an alternative delivery date, and such date shall be the date on which Lonza shall deliver such Bulk Drug to Trubion in accordance with Section 4.5 hereof, provided, however, that for purposes of Section 8.1, the "Delivery Date" for any particular Bulk Drug shall be the actual date on which such Bulk Drug is delivered to Trubion's designated carrier in accordance with Section 4.5 hereof.

     (b) Cancellation; Cancellation Fees. Notwithstanding the terms of Section 4.2(a), and subject to the terms of Section 4.3(c) and Section 18.3(c), Trubion may cancel any Run upon payment of the related cancellation fee ("Cancellation Fee"), without further penalty. Cancellation Fees shall be calculated in accordance with the following provisions:

          (1) With respect to all Runs ***, the Cancellation Fee for a cancelled Run shall be calculated as follows: if Trubion provides written notice of cancellation to Lonza at least *** prior to the Initial Estimated OOF Date for a Run, there shall be no Cancellation Fee; if Trubion provides written notice of cancellation to Lonza between *** prior to the Initial Estimated OOF Date for a Run, the related Cancellation Fee shall be *** of the Price for the cancelled Run; and if Trubion provides written notice of cancellation to Lonza *** prior to the Initial Estimated OOF Date for a Run or at any time during a Run, the Cancellation Fee shall be *** of the Price for the cancelled Run; and

          (2) *** the Cancellation Fee for a cancelled Run shall be calculated as follows: if Trubion provides written notice of cancellation to Lonza at least *** to the Initial Estimated OOF Date for a Run, there shall be no Cancellation Fee; if Trubion provides written notice of cancellation to Lonza between *** prior to the Initial Estimated OOF Date for a Run, the related Cancellation Fee shall be *** of the Price for the cancelled Run; and if Trubion provides written notice of cancellation to Lonza less *** prior to the Initial Estimated OOF Date for a Run or at any time during a Run, the Cancellation Fee shall be *** of the Price for the cancelled Run.

For purposes of this Agreement, the out-of-freeze date for a Run is the date
***.

In the event a Firm Order is cancelled by Trubion as contemplated by this
Section 4.2(b) and a Cancellation Fee is payable in connection therewith, Lonza shall make all reasonable efforts to mitigate its losses with respect to cancelled Runs and shall promptly notify Trubion of any such mitigation, and Trubion's obligation to pay a Cancellation Fee with respect to any cancelled Run shall be reduced (and any Cancellation Fee paid by Trubion to Lonza shall be promptly refunded) to the extent that Lonza mitigates its losses in this regard. Such mitigation includes, without limitation, the performance of one or more runs during the time period reserved for such cancelled Run, and the acceptance of substitutions requested by Trubion in accordance with Section 3.4.

4.3 Deliveries.

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     (a) Filling Firm Orders. Lonza shall promptly manufacture all Firm Orders of Bulk Drug in accordance with the related schedule set forth in Exhibit C, and, subject to Section 4.3(b) below and in accordance with Section 4.5 hereof, shall promptly deliver and ship Bulk Drug in accordance with Trubion's instructions and the specified Delivery Dates applicable thereto.

     (b) Notification of Manufacturing or Delivery Delays. If there is any delay or anticipated delay in manufacture, shipment or delivery of the Bulk Drug that will fill a Firm Order, which delay shall be determined with reference to the Initial Estimated OOF Date, and the initial estimated release date set forth in Exhibit C, and the related Delivery Date applicable thereto, Lonza shall (1) immediately notify Trubion as to the reason for the delay and provide an indication of the duration of the delay, and (2) use its best efforts to allocate to Trubion as many resources as are available to meet the schedule for Firm Orders hereunder. In addition, Lonza shall promptly notify Trubion when such delay is over.

     (c) Manufacturing or Delivery Delays. If a manufacturing, shipment or delivery delay exceeds *** beyond the applicable release date or Delivery Date set forth in the related Delivery Schedule, Trubion may, in its discretion, (i) cancel the related Run without penalty, in which case there shall be no Cancellation Fee assessed against Trubion for such cancelled Run, or (ii) proceed with the related Run, in which case the Product Price for the related Run shall be reduced ***.

4.4 Samples; Acceptance. Lonza shall deliver to Trubion or its designee samples (including, as requested by Trubion, in-process samples) of all Batches manufactured under this Agreement, as and when Batches are manufactured and otherwise in accordance with the Quality Agreement and applicable written processes and procedures approved by both Parties, to enable Trubion or its designee to test the Bulk Drug as described in Section 11 of this Agreement and the Quality Agreement. Lonza shall also provide the related consolidated Batch Record and other Batch documentation described in the Quality Agreement for each Batch of Bulk Drug as soon as possible after each such Batch is manufactured. Upon receipt of samples of a particular Batch of Bulk Drug together with the related consolidated Batch Record and other Batch documentation, Trubion or its designee may inspect and perform testing on such samples and review the Batch Record and other batch documentation for each such Batch, in good faith and as soon as reasonably practicable, and, in the absence of an investigation of such Batch pursuant to the Quality Agreement or Section 8.1 hereof, such testing and review shall be completed within *** after Trubion's receipt of samples of such Batch together with the related consolidated Batch Record and other Batch documentation. Any investigation shall be initiated and conducted in accordance with Trubion's applicable standard operating procedure.

Subject to Trubion's rights to make claims under Section 8 hereof, a Batch shall be deemed to have been accepted by Trubion on the date (the "Acceptance Date") on which the first of the following events occurs: (a) the receipt by Lonza of written notice from Trubion that such Batch has been released by Trubion pursuant to applicable release testing standard operating procedures or protocols, as described in the Quality Agreement, and (b) the failure of Trubion to issue a notice of investigation or rejection in accordance with Section 8 hereof

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and within *** after Trubion's receipt of samples of such Batch together with the related consolidated Batch Record and other Batch documentation.

4.5 Delivery Terms; Storage.

     (a) Lonza shall deliver Bulk Drug to Trubion's designated carrier ex-works (as defined in Incoterms 2000) at the Lonza Facility in Portsmouth, New Hampshire. Title to and risk of loss of Bulk Drug shall be and remain with Lonza until Lonza places the Bulk Drug at the disposal of Trubion's designated carrier at the Lonza Facility, at which time title to and risk of loss for the Bulk Drug shall transfer to Trubion. At Trubion's expense, Trubion shall, or Lonza shall, at the request of Trubion, at Trubion's expense and in accordance with Trubion's instructions, arrange for shipment of Bulk Drug via Trubion's designated carrier from Lonza's Facility to a designee specified by Trubion and insurance coverage for Bulk Drug while in transit at its invoiced value. All additional reasonable costs and expenses incurred by Lonza in arranging such transportation and insurance shall be charged to Trubion in addition to the Price, provided that Lonza has obtained Trubion's prior written consent to incurring such additional costs and expenses. Trubion shall be responsible for obtaining all appropriate approvals and consents of any governmental authority necessary for the transportation and shipment of the Bulk Drug according to Trubion's instructions, and Lonza shall not transport or ship Bulk Drug until Trubion informs Lonza that it has obtained all such approvals and consents. Lonza shall comply with all applicable Legal Requirements regarding the packaging of Bulk Drug suitable for transportation.

     (b) Notwithstanding anything seemingly to the contrary in Section 9.2(a) or elsewhere in this Agreement, the Parties agree that, at Trubion's request, on a Batch by Batch basis, Lonza shall deliver Batches of Bulk Drug to Trubion in quarantine prior to Lonza's delivery of the related Certificate of Analysis and Certificate of Compliance.

     (c) Storage. At the request of Trubion, Lonza shall store particular Lots of Bulk Drug at the Lonza Facility for *** at no additional cost. Lonza shall store all Bulk Drug under conditions that comply with the applicable Specifications, any applicable requirements set forth in the Quality Agreement, and any other reasonable written instructions of Trubion.

                           SECTION 5. PRICES; PAYMENT

5.1 Product Price; Price.

     (a) Product Price. For each Batch manufactured in accordance with this Agreement, Trubion shall pay the amount respectively set forth in Schedule 3 for such Batch, in accordance with the payment schedule set forth therein, provided that the related Bulk Drug is manufactured in compliance with this Agreement and cGMP and conforms to the related Specifications and the warranties set forth in
Section 6.1(a). Such amount shall be the "Product Price". As set forth in
Schedule 3, the Product Price for each Batch is ***, and the invoice for the *** installment cannot be issued until Lonza has issued the Certificate of Analysis and Certificate of Compliance for the related Batch. ***.

     (b) Price. For all other Services performed under this Agreement, Trubion shall pay the amount respectively set forth in Schedule 3 for those Services, in accordance with the

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payment schedule set forth therein, including without limitation and as appropriate the completion of the related Services and Trubion's receipt and acceptance of the related deliverables. Such amount shall be the "Price" for such Services.

     (c) Price Adjustment.

          (1) For each Batch, Lonza shall have the right to increase the related Product Price as follows: (i) an increase of *** in the Product Price for such Batch for each additional ***; and/or (ii) an increase of *** in the Product Price for such Batch for each additional ***. The Product Price is based on the assumption that the Manufacturing Process takes ***in the ***. When the Manufacturing Process has been refined, Trubion may request and Lonza will entertain Trubion's request for a reduction in Product Price in the event the refined Manufacturing Process ***.

          (2) ***, beginning April 1, 2007, the Product Price for each Run manufactured after *** shall be adjusted to an amount that is equal to the Product Price then in effect, increased or decreased, as appropriate, by the percent change in the PPI during the ***. For the purposes of this Section 5.1(c)(2), "Producer Price Index" or "PPI" means the Producer Price Index for Pharmaceutical Prescription Preparation, Prescription ("PPI" Series ID PCU 325412325412), as reported by the Bureau of Labor Statistics of the U.S. Department of Labor in its PPI Detailed Report, or, if such index is no longer available, such index by which it is replaced by the Bureau of Labor Statistics or any successor U.S. agency issuing such indices. If such index is discontinued and there is no direct successor index, the Business Coordinators shall designate an appropriate index that approximates as close as possible such Bureau of Labor Statistics index.

5.2 Payment Due Dates. Invoices may be issued in accordance with the payment schedule respectively set forth in Schedule 3, and amounts due under any invoice shall be due and payable in U.S. currency within *** after receipt of such invoice. Each invoice shall reference the Services performed and, if appropriate, the date performed, deliverables delivered, the date the deliverables were delivered, and the amount due. Past due amounts shall bear interest ***. For the avoidance of doubt, the Parties acknowledge that the due date for payment of the Product Price is determined in accordance with the terms of this Section 5 and is not calculated with reference to the related Acceptance Date.

5.3 Commercial Audit. For at least *** after final payment under this Agreement (or for such longer period of time as may be required by applicable Legal Requirements), Lonza shall maintain complete and accurate books, records, documents, and other evidence of costs, expenses and allowances which are either
(a) related to costs and expenses incurred by Lonza which are reimbursable by Trubion under this Agreement, or (b) related to Cancellation Fees and Lonza's related mitigation efforts ("Records"). Trubion, or its independent public accountants of recognized national standing selected by Trubion and reasonably acceptable to Lonza, shall have a right to examine and audit only those Records defined above associated with this Agreement, once annually, upon at least *** prior written notice. For the avoidance of doubt, the Parties acknowledge that

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this Section 5.3 does not give Trubion any rights to examine Lonza's or any of its Affiliates' financial records beyond those associated with this Agreement.

               SECTION 6. LONZA PRODUCT WARRANTIES; SPECIFICATIONS

6.1 Warranties and Covenants by Lonza.

     (a) Warranties. Lonza hereby warrants and covenants that:

          (1) the Services shall be performed in accordance with this Agreement; and

          (2) the Bulk Drug shall conform to the Bulk Drug Specifications, including without limitation in-process specifications; and

          (3) the Bulk Drug shall be manufactured and the related Services shall be performed in compliance with (i) the applicable requirements of cGMP and the applicable batch records and written processes and procedures agreed upon by the Parties; and (ii) all applicable Legal Requirements, including without limitation the FD&C Act and the PHS Act, and, among other things, all Bulk Drug supplied hereunder (x) shall not be adulterated or misbranded by Lonza within the meaning of the FD&C Act or comparable law, and (y) shall not be an article that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FD&C Act or comparable law; and

          (4) all Bulk Drug supplied hereunder shall be transferred free and clear of any liens or encumbrances of any kind arising through Lonza or its Affiliates or their respective agents.

     In addition, Lonza hereby warrants that it owns or lawfully controls its Facility, and that it has sufficient manufacturing capacity to enable Lonza to manufacture Bulk Drug throughout the Term of this Agreement in accordance with this Agreement, including without limitation the manufacturing schedule for the Minimum Runs, and Lonza covenants that it shall maintain its Facility in accordance with cGMP and other applicable Legal Requirements, in such condition as will allow Lonza to manufacture the Bulk Drug in compliance with cGMP and in conformance with the Bulk Drug Specifications.

     (b) Disclaimer by Lonza. THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, AND, EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL OTHER WARRANTIES, BOTH EXPRESS AND IMPLIED, ARE EXPRESSLY DISCLAIMED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.2 Specification and Manufacturing Process Changes. Except as otherwise set forth to the contrary in the Quality Agreement, the Parties agree as follows:

     (a) Specification and Process Changes. In the event that (i) Trubion is required to change Bulk Drug Specifications or a Manufacturing Process pursuant to applicable Legal

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Requirements or in response to the order or request of a governmental authority or regulatory body, or (ii) Trubion wishes to change Bulk Drug Specifications or a Manufacturing Process, the following provisions will apply:

          (1) Trubion shall promptly advise Lonza in writing of any such change(s), and Lonza shall promptly advise Trubion as to scheduling and/or Product Price adjustments, if any, which may result from such change(s). The notification and approval procedure shall be in accordance with the Quality Agreement and with written processes and procedures (i.e., change control procedures) agreed upon by Trubion and Lonza from time to time.

          (2) Prior to implementation of such change(s), Trubion and Lonza agree to negotiate in good faith in an attempt to reach agreement on (i) the new Product Price, if any, for any Bulk Drug manufactured under this Agreement by Lonza which embodies such change(s), giving due consideration to the effect of such change(s) on Lonza's direct manufacturing costs for Bulk Drug, and (ii) any other amendments to this Agreement which may be necessitated by such changes (e.g., an adjustment to the manufacturing schedule).

          (3) Prior to implementation of such change(s), Lonza will provide Trubion with an estimate of the reasonable and necessary expenses that would be incurred by Lonza as a result of the implementation of any such change(s). If such change(s) are implemented, Trubion will reimburse Lonza for the reasonable and necessary expenses as agreed upon in advance and incurred by Lonza as a result of any such change(s).

          (4) If any such change(s) to the Bulk Drug Specifications or a Manufacturing Process renders obsolete or unusable any raw materials, components or supplies used to manufacture Bulk Drug, and to the extent such materials may not be either returned to the appropriate vendor for a credit or utilized by Lonza for its other manufacturing operations, Trubion shall purchase from Lonza, at Lonza's Acquisition Cost, that amount of inventory so rendered obsolete or unusable, not to exceed the amount of such raw materials, components or supplies which would have been required for Lonza to manufacture and supply the total quantity of Bulk Drug specified in Firm Orders currently pending and not yet filled hereunder.

          (5) Lonza shall use best efforts to accommodate changes described in
Section 6.2(a)(i) hereof as soon as practicable after notice thereof, and shall use best efforts to accomplish such changes within ***, unless otherwise agreed upon by the Parties or required by an applicable regulatory authority. Lonza shall use reasonable efforts to accommodate changes described in Section 6.2(a)(ii) hereof in light of, among other considerations, Lonza's facilities and resource constraints, current operations and commercial goals. Lonza shall cooperate with Trubion in good faith to implement all agreed upon changes to the Bulk Drug Specifications or Manufacturing Process in accordance with the agreed upon schedule.

          (6) The notification and formal approval procedure for those changes to the Bulk Drug Specifications or Manufacturing Process approved by the Parties under this Section shall be in accordance with the Quality Agreement and written processes and

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procedures (i.e., change control procedures) agreed upon in writing by the
Parties from time to time.

     (b) Changes by Lonza; Trubion's Raw Material Rights.

          (1) Lonza shall not change any of the Specifications or the Manufacturing Process or any test method or procedures for manufacturing Bulk Drug without the prior written approval of Trubion. The procedure for deviation and change control approval shall be in accordance with the change control procedure described in the Quality Agreement, as well as any additional written processes and procedures agreed upon by Lonza and Trubion from time to time. Lonza shall not change any Subcontractor or any vendor or supplier of raw materials, analytical reagents or components used in the manufacture or testing of Bulk Drug (collectively, "Third Party Vendors"), except as permitted under written processes and procedures agreed upon by Trubion and Lonza or with the prior written consent of Trubion.

          (2) In accordance with the Quality Agreement, Trubion shall have the right (a) to review *** used under this Agreement to manufacture Bulk Drug, and
(b) to approve *** of all Critical Raw Materials (defined below), including excipients, and of all raw materials and components of animal or human origin, all to the extent used under this Agreement to manufacture Bulk Drug. Trubion shall provide a written list to Lonza of those certain raw materials and components which shall constitute and be deemed to be "Critical Raw Materials" for purposes of this Agreement, and shall update the list from time to time as appropriate. Each version of the written list of the Critical Raw Materials shall be jointly agreed to by Trubion and Lonza. The initial list of Critical Raw Materials is attached to this Agreement as Exhibit D. Raw materials of and components of animal or human origin shall be avoided when possible.

     (c) Lonza Responsibility. Except as expressly set forth in this Section 6, and except for amounts payable for Services in accordance with Section 5.1, Trubion shall have no obligation to make any payment to Lonza (other than payment of the related Price or Product Price) or reimburse Lonza for any expenses incurred by Lonza which are related to enabling Lonza to manufacture Bulk Drug in conformance with then-current Specifications and in compliance with cGMP and other Legal Requirements.

                        SECTION 7. PACKAGING AND LABELING

7.1 In General. Lonza shall package and label Bulk Drug according to the Specifications and packaging procedures mutually agreed upon by the Parties in writing and in accordance with applicable Legal Requirements.

                                SECTION 8. CLAIMS

8.1 Claims.

     (a) Notice of Claims. In the event that any Bulk Drug is Non-Conforming Bulk Drug, Trubion may reject the same by giving written notice thereof to Lonza
(1) within the later of (i) *** after the applicable Acceptance Date for such Bulk Drug, and (ii) *** after

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such Bulk Drug is delivered to Trubion in accordance with Section 4.5, for matters that were not readily ascertainable by the release testing of the related samples and review of the related consolidated Batch Record and other Batch documentation described in Section 4.4, or (2) in the case of a latent defect, within *** after discovery of such latent defect, but in no case later than *** after delivery to Trubion in accordance with Section 4.5, which notice shall specify the manner in which such Bulk Drug is non-conforming and shall be accompanied by any test results or reports evidencing such non-conformity. Alternatively, rather than initially issuing a notice of rejection, Trubion may give written notice to Lonza within the time period set forth in this Section 8.1(a) of Trubion's decision to investigate whether a potentially nonconforming shipment should be rejected, which investigation shall, unless otherwise agreed by Lonza and Trubion, be completed within the time period set forth in this
Section 8.1(a).

     (b) No Lonza Liability. If it is determined by agreement of the Parties (or in the absence of such agreement, by a mutually acceptable qualified independent Third Party whose fees shall be paid by the non-prevailing Party) that either
(1) there is no nonconformity, in which case Trubion shall pay to Lonza the Purchase Price for such Bulk Drug, or (2) there is nonconformity but the nonconformity is due to damage or contamination of such Bulk Drug caused by Trubion or its agent(s) subsequent to delivery of such Bulk Drug by Lonza to Trubion in accordance with Section 4.5, in which case Lonza shall have no liability to Trubion with respect thereto and Trubion shall be liable for the Purchase Price for such Bulk Drug and Trubion shall pay any unpaid amount of the Purchase Price for such Bulk Drug to Lonza in accordance with the terms of
Section 5.1. The Parties agree that for purposes of this Section 8.1, neither Party shall be considered an "employee or agent" of the other Party.

     (c) Lonza Liability; Replacement of Product. If it is determined by agreement of the Parties (or in the absence of such agreement, by a mutually acceptable qualified independent Third Party whose fees shall be paid by the non-prevailing Party) that the nonconformity is not due to damage or contamination of such Bulk Drug caused by Trubion or its agent(s) subsequent to delivery of such Bulk Drug by Lonza to Trubion in accordance with Section 4.5, Lonza shall, at Trubion's option, either (1) replace such Nonconforming Bulk Drug with conforming Bulk Drug as soon as possible and shall use best efforts to commence manufacturing of the replacement Run within *** of Trubion's request for a replacement Run, and at no additional cost to Trubion, or (2) refund to Trubion the Purchase Price that Trubion paid for the Nonconforming Bulk Drug. ***. In addition, Lonza shall be liable to Trubion for the value of ***, based on Trubion's Acquisition Cost, to the extent *** have been rendered unusable or the life span of *** has been shortened. The terms of this Section 8.1(c) are, ***, subject to the terms of Section 3.3(b).

     (d) Disposition of Nonconforming Product; Cooperation in Investigations. In any case where Trubion expects to make a claim against Lonza with respect to damaged or otherwise nonconforming Bulk Drug, Trubion shall not dispose of such Bulk Drug without written authorization and instructions of Lonza either to dispose of or return to Lonza such Bulk Drug. Upon written request by Trubion, Lonza agrees to promptly give Trubion such authorization and instructions. Each Party shall act in good faith and shall cooperate with the

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other Party and with any mutually acceptable qualified independent Third Party in connection with an investigation as to the existence of or source of any nonconformity of Bulk Drug supplied under this Agreement. For the avoidance of doubt, the Parties agree that, in connection with any claim of nonconformity related to a latent defect, Lonza shall be entitled to assert, if valid and appropriate, a defense of impossibility. At the request of Trubion, Lonza will provide all Nonconforming Bulk Drug to Trubion, at no cost to Trubion (except for shipping and delivery expenses), in accordance with the delivery terms set forth in Section 4.5, and Trubion may make whatever further use of such Product as it shall determine, provided, however, that Trubion agrees that (i) such Product shall not be used in humans, (ii) the warranties provided in this Agreement shall not apply to such Product, and (iii) the disclaimer of warranties set forth in Section 6.1(b) of this Agreement shall apply to such Product and Trubion assumes all risks associated with Trubion's use of such Product.

               SECTION 9. MANUFACTURING AUDITS; REGULATORY MATTERS

9.1 Manufacturing Audits. Trubion shall have the right to perform, directly or through its representatives, *** standard cGMP compliance audit per *** (up to *** per calendar year), and additional For Cause Audits, all in accordance with the audit provisions set forth in the Quality Agreement. During the standard audits, personnel of Trubion or its representatives shall have access only to those areas that are directly related to the performance of Lonza's obligations under this Agreement, including the manufacture, testing, storage and shipping of Bulk Drug. No more than a reasonable number of representatives shall be permitted on Lonza's premises for any such audit, and, at Lonza's option, each representative shall be accompanied by a Lonza employee at all times while on Lonza's premises. Lonza shall use its best efforts to ensure that Trubion has similar audit and access rights to Lonza's suppliers.

9.2 Certificate of Compliance; Manufacturing Issues; Records; Complaints.

     (a) Certificate of Compliance; Manufacturing Issues. As soon as possible after manufacture, and, unless otherwise agreed by Trubion, in any event by not later than the date of each shipment of Bulk Drug, Lonza shall furnish to Trubion the related Batch Record and the other Batch documents required under the Quality Agreement, including without limitation a Certificate of Analysis (including the Certificate of Compliance contained therein), environmental monitoring summaries, and a summary (in a format to be agreed upon by the Parties) of any deviations or investigations that occurred during the manufacturing or testing of the Bulk Drug that is part of such shipment. Without limitation of the foregoing, Lonza acknowledges that in order to avoid a delay of the subsequent filling and finishing of the Bulk Drug, Trubion requires that the Certificate of Analysis and Certificate of Compliance be furnished as soon as possible after manufacture and, therefore, Lonza covenants that it shall furnish the Certificate of Analysis and the Certificate of Compliance for each Batch of Bulk Drug as soon as possible after Lonza has the information it needs to complete such certificates.

     (b) Records. Lonza shall maintain all of its manufacturing and analytical records, records of shipments of Bulk Drug and validation data relating to Bulk Drug for the time periods required by applicable Legal Requirements, including without limitation the

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requirements of the FDA. Lonza agrees that, in response to any complaint, or in the defense by Trubion of any litigation, hearing, regulatory proceeding or investigation relating to Bulk Drug, Lonza shall use reasonable efforts to make available to Trubion during normal business hours and upon reasonable prior written notice, such records and such Lonza employees as may be reasonably necessary to permit the effective response to, defense of, or investigation of such matters, subject to appropriate confidentiality protections. ***.

     (c) Product Complaints. Trubion shall have responsibility for reporting any complaints relating to the Product to the FDA and any other regulatory authorities, including without limitation complaints relating to the manufacture of the Product and adverse drug experience reports. Trubion shall maintain complaint files in accordance with cGMP. Lonza shall provide Trubion with a copy of any complaints received by Lonza with respect to the Product in accordance with the Quality Agreement and written processes and procedures to be agreed upon by the Parties from time to time. Trubion shall have responsibility for responding to all complaints, and for promptly providing Lonza with a copy of any responses to complaints relating to the manufacture of the Product. Lonza shall promptly respond to requests from Trubion for information in Lonza's possession that is necessary for Trubion to respond to complaints arising out of the manufacture of the Bulk Drug. Additional procedures for complaint reporting and responses are set forth in the Quality Agreement.

9.3 Regulatory Correspondence.

     (a) Notification to Other Parties of Regulatory Correspondence. Each Party shall immediately (and in any event, within at least three (3) business days of the date of receipt of notice) notify the other Party in writing of, and shall provide the other Party with copies of, any correspondence and other documentation received or prepared by such Party in connection with any of the following events: (1) receipt of a regulatory letter, Warning Letter, or similar item, from the FDA, EMEA or any other regulatory authority directed to the manufacture, packaging, and/or storage of Bulk Drug, or in connection with any general cGMP inspection applicable to the Lonza Facility or any other facility associated with any of Lonza's Services hereunder; (2) any recall, market withdrawal or correction of any Batch of Bulk Drug or resulting Product; and (3) any regulatory comments related to the manufacture of Bulk Drug or resulting Product requiring a response or action by a Party.

     (b) Regulatory Correspondence Requiring a Lonza Response. In the event that Lonza receives any regulatory letter or comments from any federal, state, local, or foreign regulatory authority directed to its manufacture of Bulk Drug requiring a response or action by Lonza, including, but not limited to, receipt of a Form 483 (Inspectional Observations) or a Warning Letter, Trubion promptly will provide Lonza with any data or information required by Lonza in preparing any response relating to Lonza's manufacture of Bulk Drug, and will cooperate fully with Lonza in preparing such response. Except to the extent prohibited by Legal Requirements, Lonza shall provide Trubion with a copy of each such response for Trubion's review and comment prior to Lonza's submission of its detailed written response. Lonza shall give all due consideration to any Trubion comments to each such proposed Lonza response, provided Trubion timely responds. Likewise, in the event Trubion receives any regulatory letter or comments from any federal, state or local regulatory authority directed to the manufacture of Bulk Drug at the Lonza Facility requiring a response or action by Trubion, including, but not

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limited to, receipt of a Form 483 (Inspectional Observations) or a Warning
Letter, Lonza will promptly provide Trubion with relevant data or information sufficient for Trubion to prepare any response related to the manufacture of Bulk Drug and will cooperate fully with Trubion in preparing such response. Except to the extent prohibited by Legal Requirements, Trubion shall provide Lonza with a copy of each such response for Lonza's review and comment prior to Trubion's submission of its detailed written response. Trubion shall give all due consideration to any Lonza comments to each such proposed Trubion response, provided Lonza timely responds.

9.4 Inspections; Non-Compliance; Failure to Manufacture.

     (a) Inspections. In the event that the Lonza Facility is inspected by, or Lonza is notified that the Lonza Facility will be inspected by, representatives of any federal, state, local, or foreign regulatory agency directed to Lonza's manufacture of Bulk Drug or performance of Services hereunder, Lonza shall notify Trubion promptly and at least within twenty-four (24) hours upon learning of such inspection, and shall supply Trubion with copies of any correspondence or portions of correspondence which relate to Bulk Drug and/or Services, as well as any other documents reasonably requested by Trubion. Trubion may send, at its own expense, representatives to the Lonza Facility to participate in any portion of such inspection directed to Bulk Drug and/Services; and Trubion shall send, upon the request and at the expense of Lonza, representatives to the Lonza Facility to participate in any portion of such inspection directed to Bulk Drug and/Services.

     (b) Non-Compliance; Failure to Manufacture. In the event that any regulatory agency shall determine, as a result of an inspection described in
Section 9.4(a) above, that Lonza is not in compliance with applicable Legal Requirements or otherwise not in compliance with cGMP with respect to the manufacture of Bulk Drug or performance of Services, Lonza shall at its expense use best efforts to cure such non-compliance as soon as practicable. In the event that Lonza is unable to manufacture Bulk Drug for a particular period of time because of the action of a regulatory agency, then, except in the event of Trubion's negligence or more culpable act or omission, the provisions of Section 19 hereof shall apply, provided, however, that it is understood that Lonza's inability to manufacture Bulk Drug for the reasons set forth in this Section 9.4 shall not automatically be deemed a Force Majeure Event if Lonza's inability to manufacture was caused by Lonza's negligent or more culpable act or omission.

                               SECTION 10. RECALLS

10.1 Recalls. Trubion shall notify Lonza promptly (and in any event within three
(3) business days of receipt of written notice) if any Lot of Bulk Drug produced hereunder is alleged or proven to be the subject of a recall, market withdrawal or correction. Trubion and Lonza shall cooperate in the handling and disposition of such recall, market withdrawal or correction; provided, however, that in the event of a disagreement as to any matters related to such recall, market withdrawal or correction, other than the determination of who shall bear the costs as set forth in the immediately following sentence, Trubion shall have final authority with respect to such matters, which authority shall be exercised reasonably and in good faith. Trubion shall bear the cost of all recalls, market withdrawals or corrections of Bulk Drug, unless and to the extent such recall, market withdrawal or correction shall have

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been the result of Lonza's breach of Section 3.1, Section 6.1(a) or Section 14.2 hereof, or the result of Lonza's negligent or more culpable act or omission, in which case Lonza shall upon substantiation bear the cost of such recall, market withdrawal or correction, subject always to the terms of Sections 15.5 and 15.6 below. Trubion or its agent shall in all events be responsible for conducting any recalls, market withdrawals or corrections with respect to the Product. Additional procedures related to recalls of Bulk Drug are set forth in the Quality Agreement.

      SECTION 11. QUALITY ASSURANCE; QUALITY CONTROL; VALIDATION; STABILITY

11.1 Quality Agreement; Responsibility for Quality Assurance and Quality
Control.

     (a) Technical issues concerning quality assurance, quality control, and validation related to Bulk Drug and the Services performed hereunder are addressed in the Quality Agreement. The Parties shall review the Quality Agreement at least annually and shall revise it or make any necessary amendments thereto. Such amendments or revisions shall become effective, and considered a part of this Agreement, upon execution by all of the Parties. In the event of any conflict or inconsistency between the terms of this Agreement and the Quality Agreement, the terms of this Agreement shall control.

     (b) Responsibility for quality assurance and quality control of Bulk Drug shall be allocated between Trubion and Lonza as set forth in the Quality Agreement and in written processes and procedures agreed upon in writing by Trubion and Lonza from time to time. In general, (a) Lonza shall be responsible for performing certain in-process testing and selected acceptance testing on Bulk Drug as set forth in the Quality Agreement, and (b) Trubion shall be responsible for all final acceptance testing and authorizing final release of all Bulk Drug. In the event the Parties disagree about whether a Batch should be released, the dispute shall be resolved in compliance with the provisions set forth in Section 8.1 hereof and shall be resolved either by agreement of the Parties, or, in the absence of such agreement, by a mutually acceptable qualified independent Third Party whose fees shall be paid by the non-prevailing Party.

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11.2 Validation of Lonza Facility; Utilities and Equipment. Lonza shall maintain
cGMP validation status of the Lonza Facility, as well as the utilities and equipment used in the manufacture of Bulk Drug at the Lonza Facility, and shall make relevant validation reports applicable thereto (which may be redacted to remove information not related to the manufacture of Bulk Drug) available to Trubion for review at Lonza's Facility, at Trubion's reasonable request.

11.3 Validation of Manufacturing Process. If and as requested by Trubion, Lonza shall assist Trubion with the maintenance of the cGMP validation status of the Manufacturing Process as implemented by Lonza. Lonza shall provide to Trubion, at Trubion's reasonable request, copies of documentation related to the validation of the Manufacturing Process, as implemented by Lonza, and validation reports applicable thereto, on a frequency and in a format to be agreed upon by Lonza and Trubion.

11.4 Change Control. Lonza shall notify Trubion in advance of any planned changes to the Lonza Facility, utilities, equipment or processes used by Lonza in its performance under this Agreement, including those relating to the manufacturing, storage, testing, packaging, shipping and cleaning procedures that are used by Lonza in the manufacture of Bulk Drug under this Agreement, and all such changes shall occur in accordance with and pursuant to written change control procedures agreed upon by Lonza and Trubion and as set forth in the Quality Agreement. In accordance with such written change control procedures and the Quality Agreement, Lonza shall obtain Trubion's prior written consent to any of the foregoing planned changes that may affect any of the regulatory submissions related to the Product and/or supply of the Product. Section 6.2 of this Agreement sets forth the notification and approval procedure for changes to the Bulk Drug Specifications or the Manufacturing Process.

11.5 Stability. Trubion or its designee shall be responsible for conducting all necessary stability testing to comply with cGMP and other applicable regulatory guidelines. Such stability testing shall include testing to validate the lead times for shipment, the shelf life of Bulk Drug, and the Bulk Drug Specifications applicable to shipment, storage and handling of Bulk Drug. Lonza shall prepare all stability samples, and shall sublot stability samples and package and ship stability samples to Trubion, all in accordance with timelines, protocols and procedures agreed upon by Lonza and Trubion and as set forth in the Quality Agreement.

11.6 Person in the Plant. As further described in the Quality Agreement, Trubion shall have the right to designate up to *** representatives of Trubion to be present at any one time in the Lonza Facility during normal business hours during the Term of this Agreement to observe the Runs and observe Lonza's performance of the Services under this Agreement. While at the Facility, such representative of Trubion shall be restricted to such areas as are directly relevant to the manufacture of the Bulk Product and such other areas as may be otherwise authorized by Lonza, and shall comply with all applicable Lonza policies and procedures and may, at Lonza's option, be escorted by Lonza personnel.

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                 SECTION 12. LONZA'S OBLIGATIONS AS MANUFACTURER

12.1 Control of Cell Lines and Cell Banks. ***. Lonza shall maintain all portions of the Cell Lines, Master Cell Banks and Working Cell Banks that it has created or received, or that it creates or receives, in safe and secure storage, under its control in the ***, and shall not transfer or permit the transfer of any of the foregoing to any Lonza Affiliate or any Third Party unless such transfer is specifically authorized in advance and in writing by Trubion. Trubion may, upon request, and from time to time, review the relevant portions of Lonza's disaster recovery plan, and, in the event that Trubion determines that Lonza's disaster recovery plan is not sufficient for Trubion's purposes, the Parties shall negotiate in good faith to determine additional disaster recovery procedures, including, without limitation, storage of back-up portions of the Cell Lines, Master Cell Banks and Working Cell Banks in additional Lonza Facilities. Lonza shall comply with all applicable Legal Requirements, including without limitation applicable FDA regulatory requirements, relating to general safety in handling the Cell Lines, Master Cell Banks, Working Cell Banks and any raw materials and components used in manufacturing Bulk Drug. Lonza shall not use the Trubion Process, Cell Lines, related reference standards, Master Cell Banks, Working Cell Banks or any other raw materials, intermediates or active pharmaceutical ingredients supplied by or on behalf of Trubion to Lonza or its Affiliates pursuant to this Agreement, the August 2003 Agreement or the January 2004 Agreement (all of the foregoing, collectively, and including all improvements and enhancements thereto and any derivatives thereof, the "Trubion Materials") for any purpose whatsoever other than the performance of its obligations under this Agreement, including without limitation to manufacture and supply Bulk Drug to Trubion. As between the Parties, Trubion is the sole and exclusive owner of all Trubion Materials, and all right, title and interest in and to the Trubion Materials shall, as between the Parties, remain vested in Trubion. Risk of loss to the Product and any tangible Trubion Materials shall transfer to Lonza upon delivery to Lonza or its Subcontractor.

12.2 Manufacturing Capabilities; LB PLC.

     (a) [intentionally deleted]

     (b) ***

12.3 Compliance with Law. Lonza shall have all applicable Permits required to perform the Services hereunder. In particular, Lonza shall maintain the regulatory licenses required to manufacture Bulk Drug under this Agreement.

12.4 [intentionally deleted]

12.5 Storage Facilities. Lonza shall provide sufficient and suitable storage facilities that meet the Bulk Drug Specifications for Bulk Drug and raw materials and components.

12.6 Regulatory Documentation.

     (a) Lonza shall provide Trubion in a timely manner with a copy of any Lonza manufacturing and control records for Bulk Drug which are required for any regulatory filings with respect to the Product, which records shall be in Lonza's standard formats unless

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otherwise agreed upon by the Parties, and which records may include without limitation Lonza's protocols, standard operating procedures and other written processes and procedures, equipment specifications, and licenses and drug master files, provided, however, that Trubion acknowledges that it may be permitted to cross-reference rather than have copies of certain proprietary documents of Lonza which are required for submission to regulatory authorities with respect to the Product. Employees, consultants, agents or contractors of Trubion or Trubion's Affiliates shall have the right to reference or submit the foregoing to the applicable regulatory authorities in support of a BLA or other regulatory filing related to the Product, or otherwise in support of Trubion's efforts to develop, conduct clinical trials for, formulate, manufacture, test, seek regulatory approval for, market, commercialize, make, have made, use, sell, import, and distribute the Product, and Lonza shall, upon the request of and at the expense of Trubion, assist Trubion in creating joint-use documents for these purposes.

     (b) Lonza shall provide Trubion promptly at the end of each annual reporting period for the Product (as calculated consistent with appropriate regulations and guidelines) with such information as is reasonably requested in writing by Trubion for the preparation of the annual report with respect to the manufacturing and control of the Product for such annual reporting period.

12.7 Manufacturing Data. Upon request, Lonza shall provide Trubion with the process and manufacturing documentation for each Batch, in Lonza's standard format or in such other format as may be agreed by the Parties, including without limitation copies of applicable Batch Records and other related documentation, data and analytical records, including without limitation deviations, discrepancies, out-of-specifications, failures, investigations, batch-specific environmental monitoring data, and any particular documentation or data listed in Schedule 2 hereto, and all other documentation reasonably requested by Trubion related to such Batch, including without limitation process data. In addition, Lonza shall collect data on the yield from each Batch, as well as the date of manufacture of each such Batch, and make reports of the same available to Trubion upon request in Lonza's standard format or in such other format as may be agreed by the Parties. Lonza shall retain such manufacturing data in accordance with applicable Legal Requirements.

12.8 Retention and Reserve Samples. Lonza shall isolate, identify and, subject to Section 18.3 hereof, retain retention and reserve samples of all raw materials and components and in-process production steps used in the production of Bulk Drug as may be required by written processes and procedures to be agreed upon in writing by Lonza and Trubion from time to time.

12.9 Analytical Testing. Except as otherwise contemplated by this Agreement or expressly set forth in the Quality Agreement, Lonza shall not perform any analytical testing on Bulk Drug unless agreed to by Lonza and Trubion.

12.10 Accurate Documentation. Each Party shall use diligent efforts to ensure all records and documentation provided to the other Party in connection with the manufacture of Bulk Drug shall be accurate in all material respects.

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12.11 Quality. Lonza shall perform its obligations related to quality assurance, quality control, and validation in accordance with the terms of this Agreement and the Quality Agreement.

12.12 Notice of Material Events. Lonza shall notify Trubion promptly and within at least three (3) business days of any actual or anticipated events which will or may have a material adverse effect on the Product or Lonza's ability to manufacture Bulk Drug or perform Services under this Agreement, including without limitation any quality, performance or safety problems related to Lonza's development, manufacture, packaging, storage and/or shipping of a Third Party's product or otherwise in connection with the Lonza Facility or any other facility associated with any of Lonza's Services hereunder.

12.13 Computerized Systems. Lonza shall ensure that its computerized systems comply with industry standards, as such standards are updated from time to time, and any applicable Legal Requirements, including without limitation with respect to system dependability (including completeness, accuracy, reliability and consistent intended performance) and system controls (including contingency plans, such as alternative recording methods in case of system unavailability, and including data backup, storage and recovery plans sufficient to protect against data loss and to ensure data quality and integrity).

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            SECTION 13. OWNERSHIP OF INTELLECTUAL PROPERTY; LICENSES

13.1 Ownership of Intellectual Property.

     (a) As between the Parties, Lonza shall own all right, title and interest in and to any and all inventions and discoveries that are conceived or reduced to practice solely by Lonza or its employees or agents in the course of or resulting from the Services or this Agreement, and all patent rights and other intellectual property rights and industrial property rights therein ("Lonza Improvements"), except as specifically set forth in Section 13.1(b).

     (b) As between the Parties, Trubion shall own all Trubion Confidential Information and all patent rights and other intellectual property rights and industrial property rights therein, and all patent rights and other intellectual property rights and industrial property rights in and to the Cell Lines, the Master Cell Banks, the Working Cell Banks, the other Trubion Materials, the Product, the Trubion Process, and the Manufacturing Documentation (subject to the proviso at the end of this sentence), and any and all improvements or enhancements made to and derivatives of any of the foregoing, whether such improvements, enhancements or derivatives were invented, discovered or developed solely by Lonza or its employees or agents or jointly with Trubion or its employees or agents; provided, however, that with respect to the Manufacturing Documentation, Trubion shall not own any Lonza Confidential Information or any portion thereof that is contained in the Manufacturing Documentation, which in lieu of being owned by Trubion shall be licensed to Trubion under Section 13.3 below.

In addition, notwithstanding anything seemingly to the contrary in Section 13.1(a), as between the Parties, Trubion shall own all right, title and interest in and to:

(i) any Lonza Improvements that relate to, and

(ii) any and all other inventions and discoveries that are conceived or reduced to practice by Lonza or its employees or agents, solely or jointly with others, in the course of or resulting from the Services or this Agreement, or resulting from the use of Trubion Confidential Information, that relate to the Cell Lines, the Master Cell Banks, the Working Cell Banks, the other Trubion Materials, the Product, the Trubion Process and/or the Manufacturing Documentation (subject to the proviso at the end of this sentence) or to any uses thereof, and all patent rights and other intellectual property rights and industrial property rights therein (all of the foregoing are collectively referred to as the "Assigned Inventions"); provided, however, that with respect to the Manufacturing Documentation, Trubion shall not own any Lonza Confidential Information or any portion thereof that is contained in the Manufacturing Documentation, which in lieu of being owned by Trubion shall be licensed to Trubion under Section 13.3 below.

     (c) As between the Parties, Lonza shall own all Lonza Confidential Information; provided, however, that notwithstanding anything herein to the contrary, and irrespective of

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whether any Lonza Confidential Information is utilized with respect to Lonza's performance pursuant to this Agreement or to any improvements or enhancements made to the Trubion Confidential Information, the Cell Lines, the Master Cell Banks, the Working Cell Banks, the other Trubion Materials, the Product, the Trubion Process, and/or the Manufacturing Documentation (subject to the proviso at the end of this sentence), Trubion shall be the sole and exclusive owner of the Trubion Confidential Information, the Cell Lines, the Master Cell Banks, the Working Cell Banks, the other Trubion Materials, the Product, the Trubion Process and the Manufacturing Documentation (subject to the proviso at the end of this sentence), and all improvements and enhancements thereto, and any derivatives thereof; provided, however, that with respect to the Manufacturing Documentation, Trubion shall not own any Lonza Confidential Information or any portion thereof that is contained in the Manufacturing Documentation, which in lieu of being owned by Trubion shall be licensed to Trubion under Section 13.3 below.

     (d) Lonza shall disclose to Trubion fully and promptly (***) all Assigned Inventions. Lonza shall make and maintain accurate written records of such Assigned Inventions, and provide the same to Trubion upon request. Lonza shall assign and transfer, and hereby assigns and transfers, to Trubion and its successors and assigns, without further consideration, Lonza's entire right, title and interest in and to all Assigned Inventions, including without limitation any copyrights and registrations and renewals therefore, any inventions, any United States, international and foreign patent applications filed on such inventions, and the right to apply for all such patent applications in Lonza's name or in the name of Trubion. The Parties acknowledge that all Assigned Inventions that are original works of authorship made by Lonza within the scope of the Services it provides under this Agreement are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C. Section 101); however, to the extent such works are deemed not to be works made for hire, Lonza shall assign and transfer, and hereby assigns and transfers, to Trubion and its successors and assigns, without further consideration, Lonza's entire right, title and interest in and to such works and the intellectual property rights therein. Lonza shall provide all required or requested assistance to Trubion to permit Trubion to obtain and enforce the full benefits, enjoyment, rights and title throughout the world in the Assigned Inventions, including without limitation the review and execution of applications for patents and/or copyrights, assignments confirming ownership by Trubion, declarations, powers of attorney, and other documents, and assistance or cooperation in legal proceedings.

     (e) The Parties agree that for purposes of this Section 13, neither Party shall be considered an "employee or agent" of the other Party.

     (f) ***.

13.2 License to Lonza. During the Term (and subject to early termination in accordance with Section 18 hereof), Trubion hereby grants to Lonza a royalty-free, non-exclusive license under any and all intellectual property rights and industrial property rights which are owned or controlled by Trubion and which are necessary for Lonza to perform its obligations under this Agreement, including without limitation all rights necessary to the use of the Trubion Materials, the Trubion Process, and/or the Trubion Confidential Information (such rights are

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collectively defined as the "Trubion IP Rights") for the sole and limited purpose of Lonza's performance of its obligations under this Agreement, including without limitation to manufacture and supply Bulk Drug to Trubion.

13.3 License to Trubion. Lonza hereby grants to Trubion a royalty-free, non-exclusive, world-wide, irrevocable and transferable license, with the right to grant and authorize sublicenses, under any and all intellectual property rights and industrial property rights which are owned or controlled by Lonza, including without limitation all Lonza Improvements and also including without limitation all rights necessary to the use of the Lonza Manufacturing Process and/or the Lonza Confidential Information (such rights are collectively defined as the "Lonza IP Rights"), to use the Lonza IP Rights, alone or in combination with any of the Trubion IP Rights, to develop, conduct clinical trials for, formulate, manufacture, test, seek regulatory approval for, market, commercialize, make, have made, use, sell, import, and distribute the Product. Notwithstanding anything in this Section 13.3 seemingly to the contrary, Trubion shall have no right to exercise the license rights granted in this Section 13.3 to manufacture the Product at a Trubion facility or at a Third Party facility that is not owned or operated by Lonza or its Affiliates, unless and until the Technology Transfer fee described in Section 13.4 has been paid.

The Lonza Process in effect as of the date of this Agreement bears ***. In the event that Lonza solely invents or discovers (other than in the course of or resulting from the Services or this Agreement) improvements or enhancements to or derivatives of the Lonza Process in effect as of the date of this Agreement, and it customarily charges its customers a royalty for such intellectual property rights, then such inventions or discoveries shall be offered to Trubion but shall not be incorporated into the Process unless and until the Parties have agreed in writing on the license or royalty fee payable for such intellectual property.

13.4 Technology Transfer. The Parties intend that the Process shall be fully portable by Trubion. ***

13.5 No Other Rights. Except as expressly provided in this Agreement, no right or license, either express or implied, under any intellectual property right or industrial property right or to any information, materials or technology, is granted hereunder under this Agreement, whether by virtue of the disclosure of Confidential Information under this Agreement or otherwise.

13.6 Survival. The terms of this Section 13 shall survive the expiration or termination of this Agreement, and shall be binding upon and inure to the benefit of the successors and assigns of the Parties. The Parties will continue to cooperate with each other to perfect and enforce the rights granted in this
Section 13.

                   SECTION 14. REPRESENTATIONS AND WARRANTIES

14.1 Trubion. Trubion hereby represents and warrants to Lonza that:

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     (a) to the best of Trubion's knowledge and belief, Trubion is free to supply to Lonza the Trubion Material (including without limitation the Cell Lines, the Master Cell Banks, and the Working Cell Banks), the Trubion Confidential Information and all other information to be supplied by Trubion to Lonza under this Agreement, and, to the best of Trubion's knowledge and belief, Trubion has the legal right to grant Lonza the licenses set forth in Section
13.2 of this Agreement;

     (b) Trubion has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder;

     (c) Trubion has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of Trubion, and constitutes a legal, valid, binding obligation, enforceable against Trubion in accordance with its terms; and

     (d) Trubion is in compliance with all applicable Legal Requirements; and

     (e) any documentation and records provided to Lonza by Trubion relating to this Agreement shall be accurate in all material respects.

14.2 Lonza. Lonza hereby represents and warrants, and, as appropriate, covenants, to Trubion that:

     (a) to the best of Lonza's knowledge and belief, Lonza is free to supply to Trubion the Lonza Confidential Information and all other information to be supplied by Lonza to Trubion under this Agreement, and, to the best of Lonza's knowledge and belief, Lonza has the legal right to grant Trubion the rights set forth in Section 13.1(b) of this Agreement and the licenses set forth in Section
13.3 of this Agreement; Lonza has not, as of the Effective Date, entered into, and Lonza shall not in the future enter into, any obligation that would not permit or would prohibit or prevent Lonza from granting the rights and licenses set forth in Section 13 of this Agreement;

     (b) Lonza owns or lawfully controls the Lonza Facility, and has sufficient facilities and equipment, as well as a sufficient number of employees with such expertise and experience, as is necessary or appropriate to perform the Services in accordance with the terms hereof;

     (c) the Lonza Facility, and all the processes used in producing Bulk Drug and performing the Services, shall be in accordance with cGMP and shall enable Lonza to maintain in good standing all related Permits;

     (d) any documentation and records provided to Trubion by Lonza relating to the Services shall be accurate in all material respects;

     (e) Lonza has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; Lonza has not, as of the Effective Date,

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entered into, and Lonza shall not in the future enter into, any obligation that would not permit Lonza to perform or would prohibit or prevent Lonza from performing its obligations under this Agreement, including, for the avoidance of doubt, the granting of the rights and licenses set forth in Section 13;

     (f) Lonza has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of Lonza, and constitutes a legal, valid, binding obligation, enforceable against Lonza in accordance with its terms; and

     (g) Lonza is in compliance with all applicable Legal Requirements.

14.3 Disclaimer. THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, AND, EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL OTHER WARRANTIES, BOTH EXPRESS AND IMPLIED, ARE EXPRESSLY DISCLAIMED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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                           SECTION 15. INDEMNIFICATION

15.1 Indemnification by Trubion. Subject to and except to the extent of any indemnification from Lonza pursuant to Section 15.2 below, Trubion shall hold harmless, indemnify, and defend Lonza, its Affiliates, and their respective directors, officers, employees and agents, from and against any and all actions, causes of action, liabilities, claims, suits, judgments, liens, awards and damages, of any kind and nature, and expenses, costs of litigation and counsel fees related thereto or incident to establishing the right to indemnification, to the extent resulting from or arising out of (a) any claim, lawsuit or other action by a Third Party arising out of the manufacture, use, handling, distribution, marketing or sale of the Product, (b) any breach of the terms of this Agreement, including without limitation any breach of warranty, or (c) Trubion's negligent or more culpable acts or omissions.

15.2 Indemnification by Lonza. Subject to and except to the extent of any indemnification from Trubion pursuant to Section 15.1 above, Lonza shall hold harmless, indemnify, and defend Trubion, its Affiliates, and their respective directors, officers, employees and agents, from and against any and all actions, causes of action, liabilities, claims, suits, judgments, liens, awards and damages, of any kind and nature, and expenses, costs of litigation and counsel fees related thereto or incident to establishing the right to indemnification, to the extent resulting from or arising out of (a) any breach of the terms of this Agreement, including without limitation any breach of warranty, or (b) Lonza's negligent or more culpable acts or omissions.

15.3 Indemnification Procedures.

     (a) Identification of Indemnitor and Indemnitee. An "Indemnitor" means Trubion with respect to Section 15.1 hereof, and Lonza with respect to Section
15.2 hereof. An "Indemnitee" means any of Lonza, its Affiliates, and their respective directors, officers, employees and agents with respect to Section
15.1 hereof, and any of Trubion, its Affiliates, and their respective directors, officers, employees and agents with respect to Section 15.2 hereof.

     (b) Indemnification Procedures. An Indemnitee which intends to claim indemnification under Section 15.1 or 15.2 hereof shall promptly notify the Indemnitor in writing of any claim, lawsuit or other action in respect of which the Indemnitee, its Affiliates, or any of their respective directors, officers, employees and agents intend to claim such indemnification. The Indemnitee shall permit, and shall cause its Affiliates and their respective directors, officers, employees and agents to permit, the Indemnitor, at its discretion, to settle any such claim, lawsuit or other action and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, that such settlement does not adversely affect the Indemnitee's rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such claim, lawsuit or other action shall be settled without the prior written consent of the Indemnitor and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee, its Affiliates and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claim, lawsuit or other action

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covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection at the Indemnitor's expense.

15.4 Survival of Indemnification Obligations. The provisions of this Section 15 shall survive the termination or expiration of this Agreement.

15.5 Disclaimer of Consequential Damages. Subject to the second sentence of this
Section 15.5, in no event shall either Party be liable to the other Party for incidental, indirect, special, punitive or consequential damages arising from or related to breach of this Agreement. The foregoing disclaimer of damages shall not apply in the case of (a) breach of Section 16 (Confidentiality), (b) personal injury or death, or (c) grossly negligent or intentionally wrongful acts or omissions.

15.6 Limitation of Liability. Subject to the second and third sentences of this
Section 15.6, in no event shall Lonza's liability to Trubion for direct damages arising from or related to breach of this Agreement exceed the greater of (x) ***, and (y) the total maximum aggregate sum payable under this Agreement by Trubion. The foregoing limitation of liability shall not apply in the case of
(a) breach of Section 16 (Confidentiality), (b) personal injury or death, or (c) grossly negligent or intentionally wrongful acts or omissions. The foregoing limitation of liability shall also not apply to claims, lawsuits or other actions by Third Parties for which Lonza is obligated to indemnify Trubion pursuant to Section 15.2 (Indemnification by Lonza), provided, however, that, with respect to such claims, lawsuits or other actions, in no event shall Lonza's liability to Trubion exceed *** multiplied by the greater of (x) ***, and (y) the total maximum aggregate sum payable under this Agreement by Trubion.

                           SECTION 16. CONFIDENTIALITY

16.1 Confidentiality Obligations.

     (a) Lonza Confidentiality Obligations. Lonza shall not disclose Trubion Confidential Information to any Third Party other than

          (1) its employees, consultants, Affiliates, agents or contractors who are legally bound by similar obligations of confidentiality and non-use and who have a need to know such information in order to perform their duties in carrying out Lonza's obligations under this Agreement and/or the Quality Agreement, or in order to provide direction to Trubion or Lonza regarding their respective obligations under this Agreement, or

          (2) regulatory authorities, for example, the FDA, that require such information in order to review a BLA or other regulatory filing.

     (b) Trubion Confidentiality Obligations. Trubion shall not disclose any Lonza Confidential Information to any Third Party other than

          (1) its employees, consultants, Affiliates, agents or contractors who are legally bound by similar obligations of confidentiality and non-use and who have a need to know such information in order to perform their duties in carrying out Trubion's obligations under

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this Agreement and/or the Quality Agreement, or in order to support Trubion's efforts to develop, conduct clinical trials for, formulate, manufacture, test, package, seek regulatory approval for, market, commercialize, make, have made, use, sell, import, and distribute the Product, or

          (2) regulatory authorities, for example, the FDA, that require such information in order to review a BLA or other regulatory filing.

     (c) Responsibility. Each Party shall be responsible for any breach, by such Party, its Affiliates, or the employees, consultants, agents or contractors of such Party or such Party's Affiliates, of the confidentiality and nonuse obligations that are imposed under this Agreement with respect to the other Party's Confidential Information.

16.2 Terms of Agreement Are Confidential. Subject to Sections 16.1, 16.3, 16.4 and 17.1 hereof, and except for any disclosure as is deemed necessary, in the reasonable judgment of the responsible Party, to comply with applicable Legal Requirements with respect to regulatory reporting or disclosure obligations, no Party shall, without the prior written consent of the other Party, disclose in any manner to any Third Party the terms and conditions of this Agreement.

16.3 Exclusions. The obligations of confidentiality and nonuse applicable to Lonza with respect to Trubion Confidential Information and to Trubion with respect to Lonza Confidential Information shall not apply to any information which:

     (a) at the time of disclosure, is known publicly or thereafter becomes known publicly through no fault of the recipient, its Affiliates or agents;

     (b) becomes available to the recipient from a Third Party which is not legally prohibited from disclosing such information, provided such information was not acquired directly or indirectly from the disclosing Party;

     (c) was developed by the recipient independently of information obtained from the disclosing Party as evidenced by written records;

     (d) was already known to the recipient before receipt from the disclosing Party, as shown by its prior written records, provided that such information was not acquired directly or indirectly from the disclosing Party; or

     (e) is released with the prior written consent of the Party that had originally disclosed such information to the other Party hereunder.

16.4 Notification of Mandatory Disclosure.

     (a) Notification and Consultation. In the event that a Party (in such case, the "Notifying Party") believes it is required by applicable Legal Requirements, including without limitation applicable statute or regulation (including the rules and regulations of any national stock exchange on which such Party's securities are traded, but subject to Section

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17.1 below), or by judicial or administrative process, to disclose any part of the other Party's (in such case, the "Notified Party") Confidential Information which has been disclosed under this Agreement, the Notifying Party shall (1) promptly notify the Notified Party of each such requirement and identify the documents so required thereby, so that the Notified Party may seek an appropriate protective order or other remedy and/or waive compliance by the Notifying Party with the provisions of this Agreement, and (2) consult with the Notified Party on the advisability of taking legally available steps to resist or narrow the scope of such requirement.

     (b) Limited Disclosure. If, in the absence of such a protective order or such a waiver by the Notified Party of the provisions of this Agreement, the Notifying Party is nonetheless required by mandatory applicable law to disclose any part of the Notified Party's Confidential Information which is disclosed to it under this Agreement, the Notifying Party may disclose such Confidential Information without liability under this Agreement, except that the Notifying Party shall furnish only that portion of the Confidential Information which is legally required.

16.5 No Licenses; Maintenance of Confidentiality; Nonuse Obligations.

     (a) No Licenses. Except as expressly provided in Section 13 hereof, no right or license, either express or implied, under any intellectual property right or industrial property right is granted hereunder under this Agreement, whether by virtue of the disclosure of Confidential Information under this Agreement or otherwise.

     (b) Maintenance of Confidentiality. Each Party shall use reasonable and customary precautions to safeguard the other Party's Confidential Information, including ensuring that all employees, consultants, agents or contractors who are provided access to such Confidential Information are informed of the confidential and proprietary nature of such Confidential Information and have contractual confidentiality and nonuse obligations that are at least as restrictive as those contained in this Agreement.

     (c) Nonuse Obligations. Trubion Confidential Information shall not be utilized by Lonza for any purpose other than performing its obligations under this Agreement or the Quality Agreement, without first obtaining Trubion's prior written consent to each such other utilization. Lonza Confidential Information shall not be utilized by Trubion except when necessary for the limited purposes of production, testing, storage, sale or quality of the Product or regulatory or compliance issues related to the Product (subject to any applicable restrictions set forth in this Agreement), and except as otherwise expressly permitted under this Agreement or the Quality Agreement, without in each case first obtaining Lonza's prior written consent to each such other utilization.

16.6 Survival of Confidentiality Obligations. The provisions of this Section 16 shall survive the termination or expiration of this Agreement in perpetuity.

16.7 Relationship to August 2003 Agreement and January 2004 Agreement. Information disclosed under the August 2003 Agreement or the January 2004 Agreement shall be deemed disclosed under this Agreement, and, if such information otherwise meets the definition of

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Confidential Information set forth in this Agreement, then such information shall be deemed Confidential Information (either Trubion Confidential Information or Lonza Confidential Information, as the context requires) and shall be subject to the terms of this Agreement.

                    SECTION 17. PRESS RELEASES; USE OF NAMES

17.1 Press Releases; SEC filings. If either Party desires to issue a press release or other public statement or announcement concerning this Agreement and the subject matter hereof, it must first obtain the other Party's written approval of the proposed release or announcement; provided that such approval shall not be unreasonably withheld if such disclosure is required pursuant to the disclosure requirements of the Securities and Exchange Commission ("SEC") or the national securities exchange or other stock market on which such Party's securities are traded ("Exchange"). Without limiting the generality of the foregoing, each Party agrees that the other Party will have no less than five
(5) business days to review and provide comment regarding any such proposed press release or publicity, unless a shorter review time is agreed to by both Parties or required by law or rules of such an Exchange. In the event that one Party reasonably concludes that a given disclosure is required by law and the other Party would prefer not to make such disclosure, then the Party seeking such disclosure shall either (i) limit said disclosure to address the concerns of the other Party, or (ii) provide a written opinion from counsel stating that such disclosure is required by law. With respect to complying with the disclosure requirements of the SEC, in connection with any required SEC filing of this Agreement, the filing Party shall seek confidential treatment of portions of this Agreement from the SEC and shall provide the other Party with a reasonable opportunity to review any such proposed filing. Each Party agrees that it will obtain its own legal advice with regard to its compliance with securities laws and regulations, and will not rely on any statements made by the other Party relating to such securities laws and regulations.

17.2 Use of Names. No Party shall make use of the name of the other Party in any advertising or promotional material, or otherwise, in connection with this Agreement or any related agreements, without the prior written consent of the other Party in each case, except that Trubion may disclose Lonza's name and the names of Lonza's Affiliates and the existence of this Agreement to Trubion's current and potential employees, directors, shareholders, investors, partners, consultants, Affiliates, agents and contractors, and Lonza may disclose Trubion's name and the existence of this Agreement for internal business purposes only to its employees, directors and professional advisers.

                          SECTION 18. TERM; TERMINATION

18.1 Term. Unless sooner terminated pursuant to the terms of this Agreement, the term of this Agreement shall commence upon the Effective Date and shall continue until December 31, 2010 (the "Term"). The Term may be extended by mutual written agreement of the Parties.

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18.2 Termination. This Agreement may be terminated prior to the expiration date set forth in Section 18.1 above as follows:

     (a) Material Breach.

          (1) Lonza Material Breach. This Agreement may be terminated in its entirety by Trubion upon written notice to Lonza in the event of a material breach by Lonza which is not cured within *** from written notice to Lonza specifying in reasonable detail the nature of such breach.

          (2) Trubion Material Breach. This Agreement may be terminated in its entirety by Lonza upon written notice to Trubion in the event of a material breach by Trubion which is not cured within *** from written notice to Trubion specifying in reasonable detail the nature of such breach (*** in case of nonpayment of amounts which are then due and payable).

     (b) Mutual Agreement. This Agreement may be terminated in its entirety at any time upon mutual written agreement among all the Parties.

     (c) Withdrawal of Product. This Agreement may be terminated by Trubion upon at least *** prior written notice to Lonza if:

          1.   Trubion does not file the BLA for the Product; or

          2. Trubion files the BLA for the Product and it is not accepted by the FDA; or

          3. Trubion files the BLA for the Product, it is accepted by the FDA, and Trubion subsequently withdraws the BLA.

     (d) Lonza Facility. This Agreement may be terminated in its entirety by Trubion upon at least *** prior written notice to Lonza if Lonza or its Affiliates cease to own or otherwise lawfully control any Lonza Facility required to the extent necessary to perform the Services in accordance with the terms hereof.

     (e) Force Majeure. This Agreement may be terminated in its entirety by Trubion upon at least *** prior written notice in the event that a Force Majeure Event has, in accordance with Section 19.4 hereof, continued for a consecutive ***. In addition, in the case of a Force Majeure Event affecting Trubion which has continued for a consecutive *** period, Lonza shall, in accordance with
Section 19.4 hereof, have the right to terminate this Agreement in its entirety upon at least *** prior written notice to Trubion.

     (f) Judicial Action. This Agreement may be terminated by Trubion upon at least *** prior written notice to Lonza if any Third Party takes any action, including, but not limited to, the enforcement of a patent, the result of which is to prevent (i.e., the grant of a preliminary or permanent injunction) or materially inhibit (i) Lonza's ability to manufacture and supply Bulk Drug ,
(ii) Trubion from purchasing Bulk Drug from Lonza hereunder,

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and/or (iii) Trubion or its designee from using, distributing, offering for sale, or selling Bulk Drug; provided, however, that unless such Third Party action is caused directly by acts or omissions of Lonza, then the termination rights set forth in this Section 18.2(f) are subject to payment by Trubion of any Cancellation Fees payable in accordance with Section 4.2(b) and Section 18.3(c).

     (g) Insolvency or Bankruptcy.

          (1) Lonza Insolvency. This Agreement may be terminated by Trubion upon at least *** prior written notice thereof if Lonza becomes insolvent, makes an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against Lonza, or has a receiver or trustee appointed for all or substantially all of its property, provided that in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if Lonza consents to the involuntary bankruptcy or such proceeding is not dismissed within *** after the filing thereof.

          (2) Trubion Insolvency. This Agreement may be terminated by Lonza upon at least *** prior written notice thereof to Trubion if Trubion becomes insolvent, makes an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against Trubion, or has a receiver or trustee appointed for all or substantially all of its property, provided that in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if Trubion consents to the involuntary bankruptcy or such proceeding is not dismissed within *** after the filing thereof.

     (h) For Convenience. This Agreement may be terminated by Trubion at its convenience, for any reason or for no reason, upon at least *** prior written notice to Lonza.

18.3 Consequences of Termination.

     (a) Payment of Amounts Due; Cumulative Remedies. Expiration or termination of this Agreement for any reason shall not exempt either Party from paying to the other Party any amounts due to such Party and outstanding at the time of such expiration or termination. Except as expressly stated otherwise herein, remedies under this Agreement are cumulative, and nothing in this Agreement shall prevent either Party, in the case of a material breach (after expiration of applicable cure period and notice periods), from terminating this Agreement and seeking to enforce its rights under this Agreement.

     (b) Purchase of Bulk Drug. Upon expiration or termination of this Agreement for any reason, whichever is sooner (but in the case of termination, only if directed by the terminating Party in the notice of termination), Lonza shall manufacture and Trubion shall purchase in accordance with the provisions hereof, any and all amounts of Bulk Drug which are subject to outstanding Firm Orders issued hereunder prior to the date on which notice of such termination is given, or prior to the expiration date, as applicable.

     (c) Cancellation of Firm Orders. Upon termination of this Agreement in its entirety by Trubion pursuant to Section 18.2(a)(1), (d), (e), (f) or (g)(1) hereof, Trubion may, in its

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sole discretion, cancel, in whole or in part, any outstanding Firm Orders and shall have no obligation to pay any Cancellation Fees (except as otherwise required under and in accordance with the terms of Section 18.2(f)) or other amounts related to such cancelled Firm Orders.

     (d) Transitional Manufacturing Obligations. In the event of termination of this Agreement by either Party, other than termination by Lonza pursuant to
Section 18.2(a)(2) or 18.2(g)(2) hereof or termination by Trubion pursuant to
Section 18.2(e), Lonza shall, at Trubion's written request, continue to provide Services hereunder to Trubion until such time as a new production site for Bulk Drug has been approved by the FDA, EMEA, and/or other applicable regulatory authorities; provided, however, (i) unless otherwise agreed, Lonza shall not be required to provide Services longer than one (1) year after the effective date of such termination; (ii) in the event Trubion engages Lonza to provide Services pursuant to this Section 18.3(d), Section 18.3(c) shall have no force or effect with respect to the Services for which Lonza has been engaged; and (iii) Trubion shall be required to purchase any inventory of conforming Bulk Drug in accordance with Section 18.3(b) above, regardless of the reason for termination of this Agreement.

     (e) Return of Confidential Information.

          (1) Return of Trubion Confidential Information. Upon expiration or termination of this Agreement, Lonza shall, unless otherwise directed by Trubion, promptly (i) return or, at Trubion's election, destroy all quantities of Trubion Material, including without limitation all Cell Lines, Master Cell Banks, Working Cell Banks, and all other Trubion Material, and all portions of the foregoing, with any such return or destruction to be certified in writing to Trubion by an authorized Lonza officer, (ii) deliver all Manufacturing Documentation to Trubion, (iii) return all Trubion Confidential Information to Trubion, except for a single copy and/or sample which may be retained for documentation purposes only and which shall remain subject to the obligations of nonuse and confidentiality set forth in this Agreement, and (iv) deliver to Trubion all Bulk Drug (provided Trubion has paid the related Product Price for such Bulk Drug) and any retention and reserve samples being held by Lonza pursuant to this Agreement, provided that Lonza may retain one set of such samples for documentation purposes only, and provided, further, that, with respect to any such retained samples, the obligations of nonuse and confidentiality set forth in this Agreement shall apply indefinitely.

          (2) Return of Lonza Confidential Information. Upon expiration or termination of this Agreement in its entirety, and at Lonza's written request, Trubion shall promptly return all Lonza Confidential Information to Lonza, except for a single copy and/or sample which may be retained by Trubion for documentation purposes only and which shall remain subject to the obligations of nonuse and confidentiality set forth in this Agreement.

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     (f) Survival; Accrued Rights and Obligations. The terms of Sections 4.2(b),
5, 6.1, 6.2(c), 8, 9.2(b) and (c), 9.3, 10, 11.1, 12.1, 12.6(a), 12.7, 13, 14,
15, 16, 17, 18.3, 19.4, 20, 21.1, and 23 will survive the expiration or termination of this Agreement for the period set forth therein, or, if no period is set forth therein, then indefinitely. Except as otherwise expressly set forth herein, any termination or expiration of this Agreement shall be without prejudice to any right which shall have accrued to the benefit of either Party and shall not relieve either Party of any obligation which has accrued prior to the effective date of such termination or expiration, which obligations shall remain in full force and effect for the period provided therein or, if no period is provided therein, then such obligations shall remain in full force and effect indefinitely.

                            SECTION 19. FORCE MAJEURE

19.1 Effects of Force Majeure. No Party shall be in breach of this Agreement if there is any failure of performance under this Agreement occasioned by any reason beyond the control and without the fault or negligence of the Party affected thereby, including without limitation an act of God, fire, act of government or state, war, civil commotion, insurrection, terrorism, embargo, prevention from or hindrance in obtaining energy or other utilities, labor disputes of whatever nature or any other reason beyond the control and without the fault or negligence of the Party affected thereby (a "Force Majeure Event"). Such excuse shall continue as long as the Force Majeure Event continues. Upon cessation of such Force Majeure Event, the affected Party shall promptly resume performance hereunder.

19.2 Notice of Force Majeure. Each Party agrees to give the other Party prompt written notice of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which the affected Party will be unable fully to perform its obligations hereunder. Each Party further agrees to use reasonable efforts to correct the Force Majeure Event as quickly as possible and to give the other Party prompt written notice when it is again fully able to perform such obligations.

19.3 Allocation of Capacity. If, as a result of a Force Majeure Event, Lonza at any time is unable fully to supply outstanding Firm Orders for Bulk Drug, Lonza shall use reasonable efforts to equitably allocate its available resources and production capacity among Trubion and Lonza's other customers, as the case may be, taking into consideration the respective requirements of each during a reasonable time period prior to the allocation, as well as such requirements during the allocation period.

19.4 Termination. If, as a result of a Force Majeure Event affecting Lonza, Lonza is unable fully to perform its obligations under this Agreement for any consecutive period of ***, then, unless the Parties mutually agree in writing upon a shorter time period, Trubion shall have the right to terminate this Agreement, upon providing written notice thereof to Lonza, and such termination shall be effective *** from the effective date of such notice. If, as a result of a Force Majeure Event affecting Trubion, Trubion is unable fully to perform its obligations under this Agreement for any consecutive period of ***, then, unless the Parties mutually agree in writing upon a shorter time period, Lonza shall have the right to terminate this Agreement, upon providing written notice thereof to Trubion, and such termination shall be effective *** from the

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effective date of such notice. If this Agreement is terminated by Trubion pursuant to this Section 19.4, then upon Trubion's written request, Lonza will provide reasonable assistance to Trubion in locating an alternative manufacturer for the Product. Trubion shall reimburse Lonza for its reasonable costs incurred in rendering such assistance.

                              SECTION 20. INSURANCE

20.1 Lonza Insurance Coverage Required. During the Term and for an additional *** thereafter as may be necessary to cover claims associated with Bulk Drug supplied by Lonza hereunder, Lonza shall obtain, pay for, and keep in full force and effect insurance coverage as follows:

     (a) Commercial General Liability Insurance. Lonza, at its sole expense, shall secure and maintain in force, commercial general liability insurance written on a claims made basis with combined bodily injury, property damage and personal injury liability limits of not less than *** per occurrence with separate *** general and products/completed operations annual aggregate limits. Coverage shall be provided for, but not limited to, premises-operations, independent contractors, products/completed operations, blanket contractual liability, broad form property damage, personal and advertising injury and cross liability (or severability of interests clause).

     (b) Workers' Compensation Insurance. Lonza shall, at its sole expense, secure and maintain in force, workers' compensation and employers liability insurance. Coverage shall include a broad form all states endorsement. Statutory workers' compensation limits shall be provided together with at least the following employers liability limits:

          (1) *** each accident, bodily injury by accident;

          (2) *** annual aggregate bodily injury by disease; and

          (3) *** each employee, bodily injury by disease.

     Lonza's umbrella and excess liability policies shall be structured to provide limits in excess of the above employers liability limits. Lonza shall also carry and maintain in force at all times relevant hereto such other insurance as is required by applicable Legal Requirements for the conduct of its business.

20.2 Trubion Liability Insurance. During the Term and thereafter as may be necessary to cover claims associated with Bulk Drug supplied by Lonza hereunder, Trubion shall obtain, pay for, and keep in full force and effect with one or more reputable insurance carriers commercial general liability insurance in an amount not less than *** per occurrence, plus an umbrella policy of not less than ***, and products/clinical trials liability insurance in an amount not less than ***. Trubion shall also carry and maintain in force at all times relevant hereto such other insurance as is required by applicable Legal Requirements for the conduct of its business.

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20.3 Additional Insurance Requirements. The following additional requirements shall apply.

     (a) Deductibles. Each Party shall be permitted to maintain reasonable deductibles or self insured retentions. Each Party shall upon the other Party's request provide notice of its deductibles or self insured retentions. Each Party shall remain responsible for all payments in connection with that Party's deductibles or self insured retention levels, and neither the other Party nor the other Party's insurance shall not be called upon to pay or contribute to any such deductible or self insured retention payments.

     (b) Cancellation. With respect to the insurance policies required hereunder, if a Party's insurance policy is cancelled, materially and adversely altered, or not renewed, such Party shall promptly and within at least *** of such event notify the other Party.

     (c) [intentionally deleted]

     (d) Insurer Integrity. Each Party shall purchase insurance coverage from insurers reasonably acceptable to the other Party and with good financial integrity and shall be rated no less than A- VII by A.M. Best's insurance rating service.

     (e) Certificates. Each Party shall deliver to the other Party certificates evidencing the existence and continuation of the insurance policies required hereunder from time to time upon the other Party's request.

     (f) Waiver of Subrogation. All policies to be maintained by the Parties hereunder shall contain a waiver of the insurer's rights to subrogate against the other Party.

                             SECTION 21. ASSIGNMENT

21.1 Assignment. This Agreement shall be binding upon the successors and assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns. No Party may assign its interest under this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign its interest under this Agreement, without the prior written consent of the other Party, to a successor of the assigning Party's business by reason of merger, sale of all or substantially all of its assets or other form of acquisition, so long as such successor agrees in writing to assume all of the obligations of the assigning Party under this Agreement. Any purported assignment without a required consent shall be void. No assignment shall relieve any Party of responsibility for the performance of any obligation which accrued prior to the effective date of such assignment.

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                         SECTION 22. DISPUTE RESOLUTION

22.1 Dispute Resolution. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement which relates to a Party's rights and/or obligations hereunder. In the event of the occurrence of such a dispute, any Party may, by written notice to the other Parties, have such dispute referred to their respective officers designated below, or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. The original designated officers are as follows:

     For Trubion -Peter A. Thompson, MD, President and CEO

     For Lonza - Stephan Kutzer, Head of Lonza BioPharmaceuticals

     In the event the designated officers are not able to resolve such dispute within such thirty (30)-day period, or such other period of time as the Parties may mutually agree in writing, each Party shall have the right to pursue any and all remedies available at law or in equity.

22.2 Exclusions. Section 22.1 above shall not apply to any disputes arising under Section 16 (Confidentiality) or to disputes relating to a Party's intellectual property. In addition, disputes regarding nonconformity of Bulk Drug will be referred, first, to the officers designated above and then, in the event such officers are unable to resolve such dispute, to a mutually acceptable qualified independent Third Party whose fees shall be paid by the non-prevailing Party, in accordance with the terms of Section 8.1(b) and (c).

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                            SECTION 23. MISCELLANEOUS

23.1 Notices. Other than notices within the jurisdiction of the respective Business Coordinators and Technical Coordinators, which shall be given to those individuals, any notice required or permitted to be given hereunder by any Party shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-day or second-day delivery, charges prepaid, or (d) delivered by facsimile (with the original promptly sent by any of the foregoing manners), to the addresses or facsimile numbers of the other Party set forth below, or at such other addresses as may from time to time be furnished by similar notice by any Party. The effective date of any notice hereunder shall be the date of receipt by the receiving Party.

     If to Lonza:    Lonza Biologics Inc.
                     101 International Drive
                     Portsmouth NH 03801
                     Attention: COO
                     Facsimile: 603-210-5052

     with a copy to: Lonza Biologics Inc.
                     101 International Drive
                     Portsmouth NH 03801
                     Attention: Legal Advisor
                     Facsimile: 603-210-5050

     If to Trubion:  Trubion Pharmaceuticals, Inc.
                     2401 Fourth Avenue, Suite 1050
                     Seattle, WA 98121
                     Attention: Legal Department
                     Facsimile: (206) 838-0503

     with a copy to: Trubion Pharmaceuticals, Inc.
                     2401 Fourth Avenue, Suite 1050
                     Seattle, WA 98121
                     Attention: Dale Scott
                     Facsimile: (206) 838-0503

23.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York (without reference to the choice of law rules of such state).

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23.3 Headings. The table of contents and all headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

23.4 Exhibits and Schedules. All exhibits and schedules referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

23.5 Severability. Each Party hereby expressly agrees that it has no intention to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph, clause or combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction over this Agreement or any Party hereto, in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries and the remainder of this Agreement shall remain binding upon the Parties, so long as enforcement of the remainder does not violate the Parties' overall intentions in this transaction.

23.6 Independent Contractors. Each of the Parties is an independent contractor and nothing herein contained shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between the Parties. Neither Party shall hold itself out to Third Parties as purporting to act on behalf of, or serving as the agent of, the other Party.

23.7 Waiver. No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement.

23.8 Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument. This Agreement may be executed by facsimile or original, and a facsimile signature shall be deemed to be and shall be as effective as an original signature.

23.9 Entirety; Amendments. This Agreement, including any exhibits and schedules attached hereto and referenced herein, constitutes the full understanding of the Parties and is the final and complete expression of their agreement with respect to the specific subject matter hereof. The terms of the January 2004 Agreement continue in force and are not affected by this Agreement. No terms, conditions, understandings or agreements purporting to modify, vary, or supplement the terms of this Agreement shall be binding unless it is hereafter made in writing and signed by each of the Parties. No modification to this Agreement shall be effected by the acknowledgment or acceptance of any purchase order or shipping instruction forms or similar documents containing terms or conditions at variance with or in addition to those set forth herein.

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23.10 Preference. Unless otherwise specifically provided to the contrary in any exhibit or schedule to this Agreement, in the event of a conflict between the main body of this Agreement and the exhibits and schedules hereto, the terms of the main body of this Agreement shall control. And, unless otherwise specifically provided to the contrary in the Quality Agreement, in the event of a conflict between this Agreement and the Quality Agreement, the terms of this Agreement shall control.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

TRUBION PHARMACEUTICALS, INC.           LONZA BIOLOGICS ***


By: /s/ Peter A. Thompson               By: /s/ Kutzer S.
    ---------------------------------       ------------------------------------
Name: Peter A. Thompson, M.D.           Name: Kutzer S.
Title: President & CEO                  Title President

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                          EXHIBIT A - QUALITY AGREEMENT

                                Filed as Exhibit 10.35 to form S-1/A.

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                            EXHIBIT B - COORDINATORS

                                     TRUBION

Trubion's Primary Business Coordinator ***

Trubion's Backup Business Coordinator ***

Trubion's Primary Technical Coordinator ***

Trubion's Backup Technical Coordinator ***


                                      LONZA

Lonza's Primary Business Coordinator ***

Lonza's Backup Business Coordinator ***

Lonza's Primary Technical Coordinator ***

Lonza's Backup Technical Coordinator ***


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                                    EXHIBIT C

                 SCHEDULE FOR MINIMUM RUNS/BATCHES AT *** SCALE

                                                      INITIAL ESTIMATED RELEASE    LB TO PROVIDE UPDATED
        NO. OF BATCHES   INITIAL ESTIMATED OOF DATE   DATE (AS OF THE EFFECTIVE   ESTIMATED OOF DATE ON OR
RUNS     PER CAMPAIGN    (AS OF THE EFFECTIVE DATE)             DATE                       BEFORE
----    --------------   --------------------------   -------------------------   ------------------------
1-2           ***                    ***                         ***                        ***
3-7           ***                    ***                         ***                        ***
8-15          ***                    ***                         ***                        ***
16-23         ***                    ***                         ***                        ***
24-31         ***                    ***                         ***                        ***

* OOF = out of freeze. The date of removal of the vial of cells from frozen storage for fermentation.

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                                    EXHIBIT D

                     INITIAL LIST OF CRITICAL RAW MATERIALS

                                       ***

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                                    EXHIBIT E

                        COPY OF BULK DRUG SPECIFICATIONS
                       (CURRENT AS OF THE EFFECTIVE DATE)

                                 [see attached]

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14   CERTIFICATE OF ANALYSIS

     Lot Number:                  ___________
     Product:                     TRU-015
                                  (Part Number 174303)
     Trubion Code:                BLD
     Cell Line:                   ***
     Fermenter ID:                ___________
     Date of Manufacture:         ___________
     Lot Size:                    kg (actual drug substance g)
     Number of containers filled: __________ x 1L __________ x 125 mL
     Final Formulation Buffer:    ***

     ***

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                       SCHEDULE 1 - DESCRIPTION OF PRODUCT

DESCRIPTION OF PRODUCT.

For purposes of the Agreement, the term "Product" means the proprietary Small Modular ImmunoPharmaceutical (SMIP(TM)) known as TRU-015.

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                      SCHEDULE 2 - DESCRIPTION OF SERVICES

*** Runs described in Exhibit C, and the other manufacturing services and other services to be performed by Lonza under the Agreement, as more particularly described in the main body of the Agreement.

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                  SCHEDULE 3 - PRICES AND SCHEDULE OF PAYMENTS

                                  PRODUCT PRICE

Product Price.

The Product Price for Runs at the *** fermentation scale, through***, shall be calculated as follows:

     [ ]  For campaigns of *** Batch, the Product Price is *** per Batch;

     [ ]  For campaigns of *** Batches, the Product Price is *** per Batch;

     [ ]  For campaigns of *** Batches, the Product Price is *** per Batch; and

     [ ]  For campaigns of *** Batches, the Product Price is *** per Batch.

***

Payment Terms.

The Product Price is payable as follows:

     -    *** upon Out of Freeze of the Batch; and

     - *** upon issue of the Certificate of Analysis and Certificate of Compliance for the Batch.

Cancellation Fees for a Run are payable as follows:

     - *** on the Updated Estimated Out of Freeze Date for such Run (or, if none, the Initial Estimated Out of Freeze Date for such Run); and

     - *** on the initial estimated release date referred to in Exhibit C for such Run.

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              SCHEDULE 4 - COMMERCIAL TERMS FOR TECHNOLOGY TRANSFER

OUTLINE OF TERMS FOR THE TECHNOLOGY TRANSFER OF THE PROCESS FOR MANUFACTURE OF PRODUCT TO TRUBION OR TO A THIRD PARTY

This Schedule 4 is the Schedule that is referred to in Section 13.4 of the Manufacturing Services Agreement ("Manufacturing Services Agreement") between LONZA BIOLOGICS *** ("Lonza") and TRUBION PHARMACEUTICALS, INC. ("Trubion") related to the Technology Transfer of the Manufacturing Process from time to time to Trubion or its designee. This Schedule 4 sets forth some additional commercial terms for any Technology Transfer. All capitalized terms used but not defined in this Schedule 4 shall have the meanings given in the Manufacturing Services Agreement.

PROCESS KNOW HOW, MATERIALS AND SERVICES

1. DOCUMENTATION; INFORMATION

     1.1 PROCESS DOCUMENTATION/PROCESS KNOW HOW.

     The following information and Process Know How and (subject to Section 2.2 below) all pertinent information necessary or useful to manufacture the Product and to support regulatory filings for the Product will be made available to Trubion or its Third Party designee for use in accordance with the terms of the Manufacturing Services Agreement and the Technology Transfer Agreement.

FOR THE AVOIDANCE OF DOUBT, THE PROCESS KNOW HOW LISTED BELOW HAS BEEN PREPARED FOR USE BY LONZA TO ASSIST WITH THE OPERATION OF THE PROCESS AT LONZA'S PREMISES. NO WARRANTIES ARE GIVEN WITH REGARD TO THE FITNESS FOR USE OF THE PROCESS KNOW HOW IN QUESTION BY ANY OTHER PARTY OR AT ANY OTHER PREMISES.

          ***

     1.2 DEVELOPMENT REPORTS

     Trubion may distribute internally and/or to the Third Party copies of all Product related development reports previously provided by Lonza to Trubion under the Manufacturing Services Agreement. Such reports should be used for the purposes permitted under the Manufacturing Services Agreement or the Technology Transfer Agreement only and are subject to the qualifications made in respect of the same pursuant to the Manufacturing Services Agreement. No additional information will be provided with respect to the above mentioned development reports.

     1.3 ANALYTICAL METHODS

          ***.

2. MATERIALS

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     2.1  ***

     2.2  ***

     2.3  .***

3. CONSULTANCY

     3.1 Lonza will make resources available to assemble documentation and materials for the Technology Transfer as outlined in the Manufacturing Agreement, this Schedule 4 and the Technology Transfer Agreement, and use all reasonable endeavours to answer any questions raised by the Third Party or Trubion regarding these documents or materials.

     3.2 Lonza will make resources available to the Third Party and/or Trubion for at least *** face-to-face meetings for the additional review of specific documentation relating to the manufacture of Product at Lonza. The Third Party and/or Trubion will provide Lonza with a full agenda and *** written notice prior to requesting such a meeting with Lonza. Lonza will make all reasonable efforts to accommodate a meeting within the timeframe specified but cannot guarantee availability of specific staff. All costs (flights, hotels, subsistence etc) incurred by Lonza personnel to attend these meeting (if not at Lonza's premises) will be paid by Trubion, subject to the terms of Section 4 below.

     3.3 If requested by Trubion, Lonza will make resources available at Trubion's or the Third Party's facility for the review of specific documents and monitoring of operation of the Process at Trubion's or the Third Party's facility.

     3.4 Lonza will consider favourably any request from Trubion or the Third Party for additional information over that provided as set out in the Technology Transfer Agreement. Terms for this additional information shall be agreed between the Parties before the information is provided. In those cases where no additional technology transfer fee is requested, the effort involved in transferring the information will still be considered as consultancy and billed accordingly.

     3.5 Lonza will provide up to a total of *** (or FTE's: full time equivalents) to support the services detailed in the Manufacturing Services Agreement, this Schedule 4, and the Technology Transfer Agreement. Irrespective of the total FTE's supplied, in no event shall the consultancy services detailed herein be available more than *** following completion of the Technology Transfer services. Further provision of consultancy services beyond such date shall be subject to terms and conditions to be agreed.

4. PRICE

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     4.1 The Price for the first Technology Transfer shall not exceed ***. The
     Price shall to a large extent be contingent upon the scope of activities carried out and the type and value of Lonza's proprietary intellectual property provided through the Technology Transfer.

     4.2 The Price for a second and any further Technology Transfers in relation to the Product will be reduced to an amount which will compensate Lonza for its reasonable costs and expenses (including consultancy time) related to the Technology Transfer services and activities.

     4.3 The Prices set forth above are the total amount that Trubion will be obligated to pay for the Technology Transfer, and the Prices include all fees and expenses for the transfer of information (including the Process Know How), technology, documentation and materials, and the performance of all technical assistance, consultancy and other services and activities related to the Technology Transfer and described in the Manufacturing Services Agreement, this Schedule 4 and/or the Technology Transfer Agreement, except for reasonable out-of-pocket expenses (airfare, lodging, meal and ground transportation expenses) incurred by Lonza during out-of-town travel, which will be reimbursed by Trubion subject to the terms of Section 4.4 below.

     4.4 All travel must be preapproved by Trubion in writing in order for the related travel expenses to be eligible for reimbursement. Trubion will not pay any mark-up or overhead charge for expense reimbursement. In addition, travel expenses incurred by Lonza are subject to the following limitations:

          (i) Airfare shall be based on coach class of travel and shall be based on the lowest logical airfare available without consideration of frequent flyer mileage or other perquisites offered to the traveler.

          (ii) Lodging shall be based on a single room in a moderately or mid-priced business class hotel or motel. The expense of suites or luxury accommodations shall not be reimbursed.

          (iii) Meal expenses during out-of-town travel shall be reimbursed if they are reasonable and appropriate for the particular location. Expenses for alcoholic beverages, lavish meals and entertainment shall not be reimbursed.

          (iv) Automobile rental expenses during out-of-town travel shall be reimbursed based on the rental rate of compact or mid-size automobile. Automobile rentals of luxury, sport or sport utility vehicles shall not be reimbursed.

     Lonza shall use reasonable efforts to minimize travel expenses incurred in performing the Services. Such efforts will include without limitation purchasing airfare at least fourteen (14) days in advance of expected travel, when feasible, and limiting travel where appropriate by coordinating activities to combine efforts on single trips.

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